Exhibit 1.1

NAME AND DOMICILE

Article 1

1.

This Limited Liability Company is named Perusahaan Perseroan (Persero) PT TELEKOMUNIKASI INDONESIA Tbk or abbreviated as PT TELKOM INDONESIA (PERSERO) Tbk, hereinafter in these Articles of Association shall be referred to as the “Company”, having its domicile and headquartered in Bandung City.

2.

The Company may open a branch office or representative office in other places, both within and outside the territory of the Republic of Indonesia, provided that the prior approval from the Board of Commissioners has been obtained for branch offices or representative offices outside the territory of the Republic of Indonesia.

TERM OF ESTABLISHMENT OF THE COMPANY

Article 2

The company was established on 24-9-1991 (the twenty-fourth day of September one thousand nine hundred ninety-one) and has obtained the status of a legal entity on 19-11-1991 (the nineteenth day of November one thousand nine hundred and ninety-one) based on the Decree of the Minister of Justice Number C2-6870.HT.01.01.th.91 and established for an indefinite period.

PURPOSE AND OBJECTIVES AND BUSINESS ACTIVITIES

Article 3

1.

The purpose and objective of the Company is to conduct business in the field of network and telecommunications services, information technology, as well as optimizing the utilization of the Company's resources to produce high-quality and highly competitive goods and/or services in order to obtain/pursue profits in order to increase the value of the Company. by applying the Limited Liability Company principle.

2.	To achieve the aims and objectives mentioned above, the Company may carry out the following main business activities:
a.	Plan, build, provide, develop, operate, market/ sell/ rent and maintain telecommunications and information technology networks in the broadest sense with due observance of the laws and regulations;
b.	Planning, developing, providing, marketing/selling and improving telecommunications and information technology services in the broadest sense with due observance of the laws and regulations;
c.	Make investments including equity participation in other companies in line with and to achieve the goals and objectives of the Company.
d.	In connection with the provisions of letters a and b above, the Company's main business activities include but are not limited to the following business activities:
1.

Telecommunication Center, includes the activities of building, maintaining and repairing the construction of telecommunication central buildings and their equipment, such as telephone exchanges, telegraphs, transmitting towers, microwave radar receivers, small earth station buildings and satellite stations.

Including local and long-distance communication pipelines.

2.

Construction of Other Electrical and Telecommunication Networks, covers construction, maintenance and repair activities of other electrical and telecommunication network constructions that have not been included in the Irrigation Network Construction group up to Groundwater Well Construction/ Drilling. Including construction of pipelines for oil and gas.

3.

Electrical Installation, includes the installation of electrical installations in buildings for both residential and non-residential premises, such as the installation of low-voltage electricity networks. Including the installation and maintenance of electrical installations for civil buildings, such as roads, railways and airfields.

4.

Telecommunication Installation, including the installation of telecommunications installations in buildings for both residential and non-residential premises, such as antenna installation. This group also includes the installation, maintenance and repair of telecommunications installations at telephone/telegraph exchanges, microwave radar transmitting stations, small earth stations/satellite stations and the like. Including the installation of transmission and telecommunications network activities.

5.

Installation of Air Conditioning and Ventilation, including special activities for the installation and maintenance of air conditioning facilities (Air Conditioner/AC) in buildings for both residential and non-residential premises.

6.	Wholesale Trade on the basis of Fees or Contracts.

This group includes the business of agents who receive commissions, intermediaries (brokers), auctions, and other wholesalers who trade goods domestically and abroad on behalf of other parties. Its activities include commission agents, brokerage of goods and all other large trades that sell on behalf of and at the expense of other parties; activities involved in joint selling and buying or conducting transactions on behalf of the company, including via the internet; and agents involved in trades such as agricultural raw materials, live animals; textile raw materials and semi-finished goods; fuel, ores, metals and chemical industries, including fertilizers; food, drink and tobacco; textiles, clothing, fur, footwear and leather goods; timber and building materials; machinery, including office and computer machinery, industrial equipment, ships, aircraft; furniture, household goods and hardware; auction house wholesale trading activities; commissioning agency for radioactive substances and ionizing radiation generators. Including commodity auction market organizers. Excluding the wholesale trading of cars and motorcycles.

7.	Wholesale Trade of Computers and Computer Equipment, includes wholesale trade of computers and computer equipment.
8.	Wholesale Trade of Software. This group includes software wholesale trade.
9.	Wholesale Trade of Telecommunication Equipment includes wholesale trade of telecommunications equipment, such as telephone and communication equipment.
10.

Wholesale Trade of Office and Industrial Machinery, Spare Parts and Equipment, includes wholesale trading of industrial machinery and office machinery except computers, as well as their equipment, such as prime movers, turbines, wood and metal processing machinery, various machines for industry and for office supplies, power generators and machines for household use. This includes wholesale trade in production robots, other non-classifiable machines for industrial, trade and navigation and other services and computer-controlled machines for the textile industry and computer-controlled sewing and knitting machines.

11.

Wholesale Trade of Other Products That Cannot Be Classified, includes wholesale trade of other products that have not been included in one of the big trading groups above. Including wholesale trade in fiber or textile fiber, wholesale trade in precious stones (diamonds, diamonds, and sapphires).

12.	Retail Trade of Software (Software), This group includes retail trading of specialized software (software), such as various software, including software for video games.
13.	Retail Trade on Telecommunication Equipment, includes retail trading of telecommunication equipment, such as mobile phones, telephone sets and other equipment.
14.

Publishing Directories and Mailing Lists, This group includes publishing lists of information (databases). This publication may be published in either electronic or printed form. Its business activities include publishing mailing lists, publishing telephone books and publishing directories and other compilations, such as legal cases, and pharmaceutical compendiums.

15.

Publishing Software, including business activities of publishing ready-made (not on-demand) software, such as operating systems, business and other applications and video games for all operating system platforms.

16.

Production of Film, Video and Television Programs by the private sector, includes the business of making and producing motion pictures, films, videos, television programs or television advertisements which are managed by the private sector on a fee basis as well as the business of making films for television and film delivery services and agents. This group does not include film duplication and audio/video reproduction activities from master copies and post-production animation.

17.

Cable Telecommunications Activities, including activities of the operation, maintenance or provision of access to facilities for the transmission of voice, data, text, sound and video using telecommunications cable infrastructure, such as the operation and maintenance of conversion and delivery facilities to provide point-to-point communications over land lines. microwave or data channel communication and satellite, operation of the cable distribution system (i.e., for the distribution of data and television signals) and the complement of telegraph and other non-vocal communications using own facilities. Where the transmission facility performs this activity, it can be based on a single technology or a combination of various technologies. This includes purchasing access and network capacity from owners and operators of the network and providing telecommunications services using this capacity for businesses and households and providing internet access through infrastructure operators with cables. Network operation activities for fixed telecommunications intended for the implementation of public telecommunications and leased circuits. Including data communication connection activities that are sent in packets, through a central or through other networks, such as the Public Switched Telephone Network (“PTSN”). This includes the operation of terrestrial networks that serve certain mobile subscribers, including radio trunking services and radio calling services for the public.

18.

Wireless Telecommunication Activities, including network operation activities that serve mobile telecommunications using cellular technology on the earth's surface. Its activities include operating, maintaining or providing access to facilities for transmitting voice, data, text, voice and video using wireless communication infrastructure and maintenance and operation of paging numbers, as well as cellular telecommunications networks and other wireless telecommunications networks. The transmission facility provides omni-directional transmission over the airwaves which may be based on a single technology or a combination of several technologies. This includes purchasing access and network capacity from network owners and operators as well as providing wireless network services (except satellite) for business and household activities and providing internet access through wireless network infrastructure operators.

19.

Satellite Telecommunication Activities, including network operation activities serving mobile telecommunications through satellite earth stations, central gateways and connecting networks. Activities in this group include operating, maintaining or providing access to facilities for transmitting voice, data, text and video using satellite telecommunications infrastructure, sending audio-visual or text programs received from cable networks, local television stations or radio networks to consumers via satellite systems. directly connected to the home (units classified here generally do not come from programming material). Including the activity of providing internet access through the satellite infrastructure operator.

20.

Premium Call Services, which include business calls or conversations to certain numbers that have the prefix 0809, and premium rates apply. The nature of “Premium Call” access is “normally closed” which is opened when there is a request from the customer.

21.

Premium Short Message Service (the “SMS”), This group includes service businesses to provide content through mobile cellular networks for which the fee is charged through deduction of prepaid deposits or postpaid telephone bills of cellular mobile network subscribers. The content provided is all forms of information which can be in the form of writing, images, sound, animation, or a combination of all of them in digital form, including application software for download and premium SMS.

22.	Managed Calling Services (Calling Card).This group includes service businesses to provide telephone call services with additional
23.

Other Telephony Value-Added Services, including other activities of telephony value-added services such as calling cards, and including other telecommunications support services. features that can manage calls and/or billing through additional user authentication processes or access codes prior to telephone calls.

24.	Internet Service Provider, this group includes business services offered by a company to its customers to access the internet, or can be referred to as a gateway to the internet.
25.

Data Communication System Services, This group includes data communication system service activities that can be used for sending voice, images, data, information and packets. This service is provided with assurance of continuity, quality and security.

26.

Telephony Internet Service for Public Purposes (“ITKP”), This group includes business services for transmitting calls through the Internet Protocol (“IP”) network. This activity organizes internet telephony of a commercial nature, connected to a telecommunications network.

27.

Internet Interconnection Services (“NAP”), includes activities to provide access and/or routing for internet access service providers. In providing access for internet access service providers, internet interconnection service providers may provide a network for internet transmission. Internet interconnection service providers must be connected to each other through interconnection. The interconnection service provider regulates traffic for the provision of internet access services.

28.

Content Provider Services Through Cellular Mobile Networks or Mobile Networks Wireless Local Fixed Network with Limited Mobility, includes service businesses to provide content through mobile cellular networks or wireless local fixed networks with limited mobility which are charged through reduced prepaid deposits or postpaid telephone bills for subscribers of mobile cellular and local fixed networks without wires limited mobility. The content provided is all forms of information which can be in the form of writing, images, sound, animation, or a combination of all of them in digital form, including application software for download.

29.

Other Information Services Activities That Cannot Be Classified. This group includes other information service businesses that cannot be classified elsewhere, such as telephone-based information services, information retrieval services on a fee or contract basis and news clipping services, press clipping services and others. Included in this group are content provider service activities.

30.	Other Multimedia Services, including other multimedia service activities not covered in points 23, 24, 25, and 26 above.
31.

Video Game Development Activities, including video game development activities, such as game concept design activities, video game software development, creation of free assets, animation related to video games, sound and music creation, video game testing, and other support for video games.

32.

Development of Trading Applications Through the Internet (E-commerce) activities, including activities of developing applications for trading via the Internet (E-commerce). Activities include consulting, analysis and application programming for trading activities via the internet.

33.

Immersive Media Content Programming and Production Activities. This group includes consulting and production related to the analysis, design and programming of immersive media systems such as VR (Virtual Reality)/ AR (Augmented Reality)/ MR(Mixed Reality). This activity usually involves analyzing the needs of users of immersive media systems and their problems, including writing programs according to the needs of immersive media users. Creation of 3D visuals and 360 videos and their modifications specifically for immersive media.

34.

Blockchain Technology Development Activities. This group includes blockchain technology development activities, such as smart contract implementation activities, public blockchain infrastructure design and private blockchain. This group does not include crypto asset commodity futures trading.

35.Artificial IntelligenceBased Programming Activities. This group includes consulting followed by analysis and programming that utilize artificial intelligence (AI) technologies including subsets of AI such as machine learning, natural language processing, expert systems, and other AI subsets.

36.

Other Computer Programming Activities, including consulting related to the analysis, design and programming of other ready-to-use systems. This activity usually involves analyzing the needs of computer users and their problems, solving problems, and making software related to solving these problems. Including writing simple programs according to the needs of computer users. Designing the structure and content of, and/or writing the computer code needed to create and implement, such as system software (updates and fixes), application software (updates and fixes), databases and web pages. This includes software customization, such as modification and adjustment of existing application configurations so that they function in a client information system environment. Similar software customization activities that are carried out as an integral part of the sale of software are included  in the subclass of Retailing Software.

37.

Information Security Consulting activities, including information security planning and supervision consulting services, information security inspection or assurance, and information security development and implementation.

38.

Digital Identity Provision Activities. This group includes activities to provide digital identity which is a representation of an entity in an electronic system. Digital identities can be issued in several levels of assurance/trust based on the risk of proof of identity. This activity can be in the form of digital processes in terms of registration, validation, storage, authentication, including management of biometric and biometric attributes associated with credentials for an entity. Credentials are made in digital form, such as unique numbers, user accounts, and electronic certificates.

39.

Electronic Certificate Provision Activities and Services Using Electronic Certificates. This group includes activities for providing electronic certification and providing services using electronic certificates, such as electronic signatures, electronic seals, electronic time markers, electronic registered delivery services, website authentication, and preservation of electronic signatures and/or electronic seals.

40.Internet of Things (IoT) Consulting and Designing Activities. Thisgroup includes consulting service activities, designing and manufacturing integrated system solutions based on orders (not ready to use) by modifying existing hardware, such as sensors, microcontrollers, and other hardware. These modifications are carried out on the IoT hardware and/or software embedded in it. This group does not include chip manufacturing activities and IoT software publishing/development activities.

41.

Computer Consulting and Other Computer Facilities Management activities, including consulting on the type and configuration of computer hardware with or without being associated with software applications. Planning and design of computer systems that integrate hardware, software and computer communication technology. Consultation usually involves analyzing the needs of computer users and their problems, and providing the best solution. Units classified in this subclass may provide system hardware and software components as part of an integrated service or these components may be provided by third parties or vendors. Units classified in this subclass generally install systems and train and support system users. This includes providing management and operation of the client's computer system and/or data processing facilities at the client's premises, as well as related support services.

42.

Other Information Technology and Computer Services Activities, including information technology activities and other computer services related to activities that have not been classified elsewhere, such as computer damage recovery, personal computer setup (setting up) and software installation. This includes incident management and digital forensics activities. This group includes various computer-related businesses that are not included in the computer programming activities and computer consulting and computer facilities management activities.

43.

Data Processing Activities, including processing and tabulating all types of data. This activity can cover the entire stage of processing and writing reports from customer-provided data, or only part of the processing stage. This includes the distribution of mainframe facilities to clients and the provision of data entry and big data management activities.

44.

Hosting and Unclassifiable Activities, includes service businesses related to the provision of hosting infrastructure, data processing services and Unclassified and specialized activities of hosting, such as web-hosting, streaming services and Application hosting. This includes cloud computing storage. Included here are Cloud Computing storage.

45.

Web Portals and/or Digital Platforms Without Commercial Purposes, This group includes the operation of noncommercial websites that use search engines to generate and maintain large databases of internet addresses and content in a searchable format, the operation of websites that act as portals to the internet, such as media sites that provide updated content periodically without commercial purposes, operating digital platforms and/or web sites/portals that conduct electronic transactions in the form of business activities of facilitation and/or mediation of ownership transfer of goods and/or services and/or other services via the internet and/or electronic devices and/or or by means of other electronic systems without commercial purposes.

46.

Web Portals and/or Digital Platforms for Commercial Purposes, This group includes the operation of websites for commercial purposes that use search engines to generate and maintain large databases of internet addresses and content in a searchable format, operating websites that act as a portal to the internet, such as media sites that provide content that is updated regulayly, either directly or indirectly for commercial purposes, the operation of digital platforms and/or websites/web portals that conduct electronic transactions in the form of business activities of facilitation and/or mediation of transfer of ownership goods and/or services and/or other services through the internet and/or electronic devices and/or other electronic system methods carried out for commercial purposes (profit) which includes activities either one, part or all of electronic transactions, namely ordering, payment, delivery of such activities. Included in this group are sites/web portals and/or digital platforms with commercial (profit) purposes, which are applications used to facilitate and/or mediate electronic transaction services such as marketplaces, digital advestising, and on-demand online services. This group does not include financial technology (Fintech). Fintech Peer to Peer (P2P) Lending and Fintech payment services.

47.	Retail Trade on Computers and Their Equipment, including specialized retail trade of various kinds of computers, equipment and supplies.
48.	Retail Trade on Video Game Equipment and the like, including retail trade of video game equipment.
49.	Retail Trade on Office Machines, includes retail trading of special office machines other than computers, such as various typewriters, calculating machines, cash registers and the like.
50.

Special Retail Trade on Audio and Video Equipment in Stores, includes retail trade of specialized audio and video equipment, such as radio, television, video, tape recorders, audio amplifiers and cassette recorders. Includes stereo equipment and CD and DVD recording and playing equipment.

51.

Other Telecommunications Activities That Cannot Be Classified, include other telecommunications operations that have not been covered elsewhere. Included in this group are credit sales activities, both electronic and electronic vouchers and sales of cellular phone starter packs.

52.

Resale of basic telephony services, this group includes the business of providing resale of basic telephony services, such as telephone booths ("wartels") that provide telephone, facsimile, telex and telegraph services, Internet access resale services, including the business of providing internet access reselling services such as Internet Cafes and resale services of other telecommunications services.

53.

Calibration / Metrology Services, including calibration laboratory activities to check and test a measuring instrument or calibration tool, and include calibration laboratory activities that perform calibration services for measuring instruments in other agencies/industry/ organizations on request, such as calibration of pressure gauges, non-medical thermometers, scales and so on. This activity also includes calibration of radiation measuring instruments, such as survey-meters, contamination meters, dosimeters, and other related measuring instruments as well as measurement of radiation output. Including the activity of giving a calibrator to check/test/maintain a measuring instrument, such as road scales, gas station meters and so on so that the tool is believed to be valid for the specified period.

54.

Activities of the Distribution of Film, Video and Television Programs by Private Party. This group includes the distribution of films, video tapes, DVDs and similar productions for motion picture cinemas or feature films, television networks and stations and exhibition organizers managed by the private sector on a fee basis. Including the acquisition of distribution rights for motion pictures, films, video tapes and DVDs.

3.

In addition to the main business activities as referred to in paragraph (2), the Company may carry out supporting/supporting business activities in the context of optimizing the utilization of its resources for:

a.	Provide payment transaction and money transfer services through telecommunications and information technology networks;
b.

Carry out other activities and businesses in the context of optimizing the Company's resources, including the utilization of fixed and moving assets, information system facilities, education and training facilities, maintenance and repair facilities;

c.

Cooperating with other parties in order to optimize information, communication or technology resources owned by other parties in the information, communication and technology industry, in line with and to achieve the goals and objectives of the Company.

d.	In accordance with the provisions of letters a and b above, the Company's supporting business activities include but are not limited to the following business activities:

1.

General Printing Industry, covering the activities of the printing industry for newspapers, magazines and other periodicals such as tabloids, newspapers, magazines, journals, pamphlets, books and brochures, musical manuscripts, maps, atlases. posters, advertising catalogs, prospectuses and other printed advertisements, diaries, calendars, business forms and other commercial printed matter, stationery or personal stationery and other printed matter produced by printing presses, offsets, photo cliches, flexography and the like. copying machines, computer printers, embossing and so on, including fast printing equipment; direct printing to textiles, plastics, glass, metal, wood and ceramics, except silk screen printing on fabrics and apparel; and printing on labels or identification marks (lithography, writing on graves, flexographic printing and so on). This includes reprinting via computers, stencil machines and the like. These prints are usually copyrighted.

2.

Residential building construction, including the construction of buildings used for residential purposes, such as residential houses, apartments and condominiums. Including the construction of residential buildings carried out by real estate companies with the aim of selling them and the activities of changing and renovating residential buildings.

3.

Construction of office buildings includes the business of building buildings used for offices, such as offices and home-office (“rukan”). Including the construction of buildings for offices carried out by real estate companies with the aim of being sold and building alteration and office renovation activities.

4.

Construction of Other Buildings This group includes business of the construction, maintenance, and/or re-construction of buildings used for other uses, such as places of worship (mosques, Catholic churches, Christian churches, Balinese temples, monasteries, temples), terminal/station buildings, railway workshop buildings, monumental buildings, state and central/regional government buildings, airport buildings, aircraft hangar buildings, PKPPK (Airport Fire Department) buildings, historic buildings, prison buildings, meeting hall buildings, warehouses, generator buildings, pump houses, depots, power houses, buildings electrical substations, signal substation buildings, tower buildings, storage buildings including explosives storage and others. Including changes and other building renovation activities.

5.

Construction of electrical buildings, This group includes the construction, maintenance, and/or rebuilding of electrical civil buildings such as civil buildings for power generation, transmission, distribution and installation of electricity utilization, local and long-distance electricity pipelines including the construction of substations and the installation of power poles and towers.

6.

Construction of Telecommunication Civil Buildings for Transportation Infrastructure. This group includes activities for the construction, maintenance, and/or rebuilding of telecommunication facilities for marine navigation aids, air navigation telecommunication buildings, signal, and railway telecommunication buildings, including tower/pole/pipe/ antenna buildings and similar buildings.

7.

Construction of other civil buildings that cannot be classified. This group includes the construction, maintenance, and repair of other civil buildings, such as parking lots and other residential (outside the building) facilities. This group includes the division of land with its development (e.g., the addition of roads, public infrastructure, etc.). This includes the procurement and construction of microelectronics facilities and processing plants, such as those producing microprocessors, silicon chips and wafers, microcircuits, and semiconductors; procurement and construction of textile and clothing processing factories; procurement and implementation of iron and steel processing construction; and/or procurement and implementation of other processing plant construction.

8.

Sea, River, and Air Navigation Construction Installation Services.This group includes the installation and maintenance of construction and equipment related to the marine, river, and air navigation aids, telecommunications-shipping/aviation, hydrography and meteorology, crossing lanes, and scouting, for the benefit of shipping and aviation safety.

9.

Electronic installation, This group includes the installation of electronic installations in buildings for both residential and non-residential purposes, and airport electronics and information technology (including telecommunications and information technology systems), such as the installation of alarm systems, close circuit TV and sound systems, and commercial management systems (pre-paid electricity vouchers). This includes the installation of access control, scoring boards, timing systems, perimeter pixel displays, master clocks, and other electronic facilities.

10.

Installation of Water Channels (Plumbing). This group includes the installation of clean water, wastewater and drainage channels, including piping work in residential and non-residential buildings. Including maintenance and repair activities for water channel installations, clean water distribution pipes, Water Treatment Plant (WTP)/Reverse Osmosis (RO) installations, and dirty water pipes.

11.

Heating and Geothermal Installations, This group includes the installation and maintenance of heating and geothermal equipment in residential and non-residential buildings, electrical and non-electric, including pipework, ducting, and sheet metal; central heating control system, link to area heating system, including domestic boiler burner. Including heat insulation work on pipes or tanks, installation of weather-tight thermal insulation on the outside of the walls, installation of thermal insulation (for hot and cold-water pipes, boilers, and sewers), fire-tight insulation, and installation of fire protection systems.

12.

Mechanical installation, This group includes the installation and maintenance of mechanical installations of conveyances and lifting equipment in residential and non-residential buildings as well as other civil buildings, such as elevators, elevators (escalators), and conveyor belts (travelators), gondolas, and automatic doors including fire safety stair equipment work.

13.

Other Unclassified Construction Installations.This group includes the installation activities of other building installations and the installation, maintenance, and repair activities of other civil building installations. This includes the installation and maintenance of mining and manufacturing facilities such as loading and discharging stations, winding shafts, chemical plants, iron foundations, blast furnaces, and coke ovens; installation of treatment systems and equipment for purifying seawater, brackish water, fresh water into pure water at power plants.

14.

Interior decoration, including interior decoration work activities in the context of completing residential and non-residential buildings. Interior decoration work activities include building applications or other construction projects of interior plaster (coating), including related lathing materials, installation or installation of doors (except automatic doors and turnstiles), windows, door and window frames of wood or other materials, installation kitchen (kitchen set), stairs and the like, furniture installation, interior finishes such as ceilings, wall covering with wood, partitions that can be dismantled and so on, tiling or installation in buildings or other construction projects of ceramics, concrete walls or tiles flooring, parquet and wood flooring, linoleum and carpet flooring, including rubber or plastic, terrazzo, marble, granite or floor or wall coating and wallpaper (wallpaper). Including painting, installation of glass mirrors, and installation of ornaments and other interior art decoration work on the surface of walls, columns, or ceilings with metal, wood, and other materials.

15.	Wholesale trade of Printing and Publishing Goods in Various Forms, including wholesale trading of printing and publishing goods in various forms, such as books, magazine, newspapers, and others.
16.

Wholesale of Laboratory Equipment, Pharmaceutical Equipment, and Medical Equipment for Humans. This group includes the wholesale trading of laboratory equipment, pharmaceutical equipment, and medical equipment for humans.

17.

Wholesale of Laboratory Equipment, Pharmaceutical Equipment, and Medical Equipment for Animals. This group includes wholesale trading of laboratory equipment, pharmaceutical equipment, and veterinary equipment, which includes import, export, and distribution activities.

18.

Retail Trade on Laboratory Equipment, Pharmaceutical Equipment, and Medical Devices for Humans. This group includes retail trades specifically for laboratory equipment, pharmaceutical equipment, and medical devices for humans, including various kinds of glass laboratory equipment (test tubes, measuring tubes, microscope slides, cuvettes, serum/infusion bottles); porcelain laboratory equipment (chemical tubes, filter plates, mortar and pestle, crucibles); tools and equipment for the medical profession (surgical instruments and aircraft, dental instruments and equipment, electro-medical apparatus, thermometers, blood pressure measurements).

19.

Special Retail Trade on Pharmaceutical Goods and Drugs, Medical Devices, Perfumes, and Other Cosmetics. This group includes other specialized retail trade businesses, such as pharmaceutical drug ingredients and traditional medicinal raw materials (simplicia) for humans and animals; as well as laboratory equipment, pharmaceutical equipment, and medical equipment for animals including various kinds of glass laboratory equipment (test tubes, measuring tubes, microscope slides, cuvettes, serum/infusion bottles); porcelain laboratory equipment (chemical tubes, filter plates, mortar and pestle, crucibles); tools and equipment for the veterinary profession such as (surgical instruments and aircraft, dental care instruments and aircraft, electro-medical apparatus, thermometers, blood pressure measurements, and others), animal health equipment, and medical diagnostic tools, and others.

20.

Voice Recording Activities. This group includes the business of making original sound recording masters on LPs, tapes, CDs and and the like and sound recording service activities in studios or other places, including recorded (indirect) radio programming results, audio for films, television. and others. The publishing of film and video recordings includes the distribution of films, videos and television programs by the government and the distribution of films, videos, and television programs by the private sector. Computer software publishing belongs to the software publishing group.

21.	Special telecommunications activities for the purpose of defense and security, include the operation of telecommunications specifically used for the purposes of state defense and security.
22.

Music and Music Book Publishing Activities, including music publishing businesses, such as the acquisition and recording of copyrights for musical compositions, promotion, approval and use of compositions in recording, radio, television, film, live shows, print and other media and distribution of sound recordings to wholesalers, retailers or directly to the public. Including the publication of music books and sheet music books.

23.	Other Monetary Intermediaries, including acceptance of deposits and/or closing of deposits and granting of credit or loan funds.

Credit assistance can take many forms, such as loans, secured loans and credit cards. These activities are generally carried out by financial institutions other than the central bank, such as financial intermediary services that are not classified elsewhere, such as moneylenders, credit unions, postal giro activities and smart behavior (postal savings), special institutions authorized to provide credit for the purchase of houses and also take deposits and money order activities (money transfers).

24.

Payment Service Provider (PJP). This group includes activities related to providing payment services to end users of Payment System (SP) services on the front end, which includes activities including displaying information on sources of funds; initiating transactions/acquiring (electronic wallets, acquirers, and payment gateways); issue payment instruments/accounts; remittance/fund transfer services.

25.

Transportation Consulting Activities, including transportation consultant activities, including the delivery of views, suggestions, preparation of feasibility studies, planning, supervision, management, and research in the field of transportation, both land, sea, and air. Including port security management.

26.

Industrial Management Consulting Activities.This group includes the activities of advisory assistance, guidance, and business operations and organizational problems and management of industrial companies, such as strategic and organizational planning; decisions related to finance; marketing objectives and policies; human resource planning, practices, and policies; scheduling planning and production control.

27.

Other Management Consulting Activities, This group includes the provision of advisory assistance, guidance and business operations, other organizational and management issues, such as strategic and organizational planning; decisions related to finance; marketing objectives and policies; human resource planning, practices and policies; scheduling planning and production control. The provision of these business services may include advice, guidance and operational assistance for various management functions, management consulting for agronomists and agricultural economists in agriculture and the like, design of accounting methods and procedures, cost accounting programs, budget monitoring procedures, providing advice and assistance for business and community services in planning, organizing, efficiency and supervision, management information and others. Including infrastructure investment study services.

28.

Certification services, This group includes the activities of product certification bodies, quality management systems, HACCP (Hazard Analysis and Critical Control Points), environmental management systems, food safety management systems, ecolabels, information security management systems, occupational safety and health management systems (SMK3), organic food certification system, sustainable production forest management system and timber legality verification and others. Including the activities of assessing the conformity of the quality management system, warehouse receipt system, and green industry certification.

29.

Laboratory Testing Services, covering physical, chemical, biological, electrical, mechanical and other analyzes of all types of materials and products which include testing activities in the field of food health, including animal disease testing and control related to food production; austic and vibration test (vibration), mineral composition and purity test and so on, physical characteristics test and material performance such as strength, thickness, durability. radioactivity and others, qualification and durability tests, performance tests of overall machines such as motorcycles, automobiles, electronic equipment, telecommunications equipment testing, medical laboratory testing, failure analysis, testing and measuring environmental indicators such as air and water pollution, testing using models or mockups such as airplanes, ships, dams and others. Including the operational activities of the police laboratory and assessment of the suitability of the warehouse receipt system quality test. Medical testing is included in another group.

30.

Installation Technical Inspection Services, This group includes inspection activities of an installation design and installation process, for example inspection of electrical power installations and other installations.

31.

Advertising, This group includes various advertising services (either on their own or on a subcontract), including advisory, creative assistance services, production of advertising materials, planning and purchasing of media. Activities that include such as the creation and placement of advertisements in newspapers, magazines and tabloids, radio, television, internet and other media; creation and placement of field advertisements, such as billboards, panels, types of posters and pictures, flyers, pamphlets, circulars, brochures and frames, window advertisements, showroom designs, car and bus advertisements; depiction media, namely the sale of space and time for various kinds of application advertising media; aerial advertising, distribution or delivery of advertising material or samples; providing advertising space on notice boards or billboards; creation of booths and other structures and exhibits; and lead marketing campaigns and other advertising services aimed at attracting and retaining customers, such as product promotion, point of sale, direct mail advertising, and marketing consulting.

32.

Other Reservation Services, Related to It and Cannot Be Classified, includes other travel service businesses that are not yet included in the subclass of Tourism Information Services, such as providing other booking services related to travel, such as transportation, hotels, restaurants , car rental, entertainment and sports activities; provision of time share exchange (accommodation) services; ticket sales activities for certain events such as theater, sports and entertainment events, cultural arts performances, and visits to objects and tourist attractions and other pleasures.

33.

Tourism Information Services, including providing information on tourist objects and attractions, tourism facilities, tourism services, transportation and other information needed by tourists. Dissemination of information about tourism businesses or other information needed by tourists through print, electronic or other communication media. This includes providing information on booking services, accommodation, restaurants, flights, land transportation and sea transportation.

34.

Call Center activities, including call center service businesses, such as: Inbound Call Center, answering calls from customers by human operators, automated call distribution, telephone and computer integration, interactive voice response systems or similar methods for receiving requests, providing information products related to requesting customer assistance or submitting complaints or complaints from customers; Outbound Call Center, using similar methods to sell or market goods or services to potential customers, conduct market research or public opinion polls and similar activities to customers.

35.

Other Business Supporting Services Activities, including other business support service provider activities that cannot be classified elsewhere, such as court report services and stenotype records and stenography services for the public, live television broadcasting services for meetings and conferences, bar code addressing services , bar code printing services, fund-raising organization services on the basis of remuneration or contracts, mail sorting services, storage services, parking fees services using coin meters, independent auction activities, loyalty program administration, and other supporting activities provided for businesses that are not classified elsewhere. Including the activities of the warehouse receipt system registration center.

36.

Special Event Organizing Services, This group includes the activities of special event organizers who organize and organize special events, both based on client requests to realize the expected goals through the events held, as well as special events designed by themselves, starting from the process of concept creation, planning, preparation, execution to a series of events. done. Activities for organizing special events covered by this group are festivals, carnivals, sporting events, music events, cultural events, personal events, and similar events.

37.

Meetings, incentive travel, conferences and exhibitions (MICE) Organizing Services.This group includes efforts to organize, promote and/or manage events, such as services for a gathering of a group of people (statesmen, businessmen, scholars, and so on). Also included in this group are service businesses that plan, compile and organize incentive travel programs and service businesses that plan and organize trade and business exhibitions, conventions, conferences, and meetings or gatherings. This activity is also called MICE (meeting, incentive, convention, and exhibition) services.

38.

Private Tutoring and Counseling Education, including tutoring and counseling education conducted by the private sector. Educational activities or courses included in this group are tutoring, health guidance, organizational guidance, ethics and relationships; business consultant education, tax consultant, psychology consultant and Human Resources development, megabrain, superbrain, power brain, mental arithmetic; playgroup mentors, preschool mentors, family development, child and elderly education, personality development, learning method development, human resource development, child creativity improvement, educator potential improvement, Kindergarten Teacher Education, abacus, preschool tutor.

39.

Repair of computers and similar equipment, including repair and maintenance of computers and their equipment, such as desktop computers, laptops, magnetic disk drives, flash drives and other storage media, optical disk drives (CD-R, CD-ROM, DVD-ROM) , DVD-R), printers, monitors, keyboards, mice, joysticks and trackballs, internal and external computer modems, computer terminals, computer servers, scanners including bar code scanners, smart card readers, virtual reality helmets and computer projectors. This includes repair and maintenance services for computer terminals such as automatic teller machines (ATMs), point of sale (POS) terminals, which are not operated mechanically and handheld computers (PDAs).

CAPITAL

Article 4

1.

The authorized capital of the Company is in the amount of Rp.19,500,000,000.00 (nineteen trillion five hundred billion Rupiah) which is divided into 390,00,000,000 (three hundred and ninety billion) shares consisting of:

a.	1 (one) Series A Dwiwarna share; and
b.

389,999,999,999 (three hundred eighty-nine billion nine hundred ninety-nine million nine hundred ninety-nine thousand nine hundred ninety-nine) Series B shares, each share with a nominal value of Rp50.00 (fifty Rupiah).

2.

Of the authorized capital, 25.40% (twenty-five point four zero percent) or amounting to 99,062,216,600 (ninety-nine billion sixty-two million two hundred sixteen thousand six hundred) shares have been issued and paid-up capital. with a total nominal value of Rp.4,953,110,830,000.00 (four trillion nine hundred fifty-three billion one hundred ten million eight hundred and thirty thousand Rupiah) consisting of:

a.	1 (one) Series A Dwiwarna share with a total nominal value of Rp50.00 (fifty Rupiah); and
b.

99,062,216,599 (ninety-nine billion sixty-two million two hundred sixty-five thousand five hundred ninety-nine) Series B shares, with a total nominal value of Rp.4,953,110,829,950.00 (four trillion nine hundred fifty-three billion one hundred and ten million eight hundred twenty-nine thousand nine hundred and fifty Rupiah);

3.

100% (one hundred percent) of the nominal value of each issued share as referred to in paragraph 2, or with the total nominal value of Rp.4,953,110,829,950.00 (four trillion nine hundred fifty-three billion one hundred ten million eight hundred twenty-nine thousand nine hundred fifty Rupiah) has been subscribed and fully paid by each shareholder of the Company.

4.

With due observance of statutory provisions including provisions in the Capital Market sector, shares can be paid-up in the form of money or in other forms. Payments made for shares in other forms other than money, whether in the form of tangible or intangible objects, must meet the following conditions:

a.

The object to be used as a capital deposit must be announced to the public at the time of the invitations to the General Meeting of Shareholders (hereinafter referred to as the “GMS”) regarding the payment;

b.

The object that are used as paid-in capital must be assessed by an Appraiser registered with the Financial Services Authority (hereinafter referred to as the “OJK”) and are not charged with collateral in any way;

c.	Obtain GMS approval with a quorum as stipulated in Article 25 paragraph (1) of these Articles of Association;

d.

In the event that the object used as capital deposit is in the form of shares of a limited liability company conducting a Public Offering or a public company listed on the Stock Exchange, the price must be determined based on the fair market value; and

e.

In the event that the payment is derived from retained earnings, share premium, net profit of the Company, and/or the element of equity, then the retained earnings, share premium, net profit of the company, and/or other elements of equity have been included in the latest financial statements that have been examined by an accountant registered with the OJK with an unqualified opinion.

f.

In the event that the Company makes additional capital without granting Pre-emptive Rights (hereinafter referred to as the “Pre-emptive Rights”), it must obtain approval from the GMS which is attended by independent shareholders and shareholders who are not affiliated with the Company, members of the Board of Directors, members of the Board of Directors, and members of the Board of Directors. The Board of Commissioners, major or controlling shareholders as stipulated in Article 25 paragraph 3 of the Articles of Association.

g.

The payment for shares in other forms other than money cannot be made in addition to the Company's capital through the issuance of shares and/or other equity securities in order to improve the Company's financial position.

h.	The payment in other forms other than money must be directly related to the planned use of funds.
i.	The period between the date of valuation and the date of payment of shares in other forms other than money as referred to in letter b of this paragraph is a maximum of 6 (six) months.
5.

Shares that are still in the portfolio will be issued by the Board of Directors according to the Company's capital requirements at the time and with the method and price as well as the requirements determined by the Meeting of the Board of Directors with the approval of the GMS. contained in these Articles of Association and regulations in the field of Capital Market in Indonesia, provided that the expenditure is not at a price below par value.

6.

Any additional capital through the issuance of Equity Securities (Equity Securities are Securities that can be exchanged for shares or Securities containing the right to acquire shares from the Company as the issuer), shall be carried out under the following conditions:

a.

If the Company intends to increase its capital through the issuance of shares and/or other equity securities, whether convertible into shares or granting the right to purchase shares, the Company is required to grant Pre-emptive Rights to each shareholder in accordance with a certain ratio to the percentage of share ownership.

b.

The obligation to issue Pre-emptive Rights in the issuance of shares and/or other equity securities as referred to in letter a of this paragraph does not apply to the issuance of shares and/or other equity securities in certain contexts as further regulated in the regulations in the Capital Market sector concerning additional capital for public companies.

c.

In the event that there are still remaining shares or other equity securities which are not subscribed by the shareholders as referred to in letter a of this paragraph, then in the event that there are standby buyers, the shares or other equity securities must be allocated to certain parties acting as standby buyers. at the same price and terms.

d.

Equity Securities that will be issued by the Company and not taken by the Pre-emptive Rights holders must be allocated to all shareholders who order additional Equity Securities, provided that if the number of Equity Securities ordered exceeds the number of Equity Securities to be issued, the unclaimed Equity Securities must be allocated in proportion to the number of Pre-emptive Rights exercised by each shareholder who subscribes for additional Equity Securities.

e.

In the event that there are still remaining Equity Securities which are not subscribed by the shareholders as referred to in paragraph (6) letter d, then in the event that there is a standby buyer, the Equity Securities must be allocated to a certain party who acts as a standby buyer at a price and terms. the same one.

f.

The issuance of shares in portfolios for holders of Securities which can be exchanged for shares or Securities containing the right to acquire shares may be carried out by the Board of Directors based on the previous GMS of the Company which has approved the issuance of such Securities.

g.

The addition of paid-in capital becomes effective after the deposit occurs, and the shares issued have the same rights as shares having the same classification issued by the Company, without prejudice to the Company's obligation to take care of notification to the Minister in the field of Law and Human Rights (hereinafter referred to as the “Minister of Law”).

7.

The addition of the authorized capital of the Company can only be made based on the decision of the GMS. This amendment to the Articles of Association in the context of changing the authorized capital must be approved by the Minister of Law, with the following provisions:

a.	The addition of authorized capital which causes the issued and paid-up capital to be less than 25% (twenty five percent) of the authorized capital, may be made as long as:
a.1.	has obtained GMS approval to increase authorized capital;
a.2.	has obtained the approval of the Minister of Law;

a.3.	the addition of issued and paid-up capital so that it becomes at least 25% (twenty five percent) must be made within a period of no later than 6 (six) months after the approval of the Minister of Law;
a.4.

in the event that the additional paid-in capital as referred to in point a.3 is not fully fulfilled, the Company must revise its Articles of Association, so that the authorized and paid-up capital comply with the provisions of the Limited Liability Company Law (hereinafter referred to as the “UUPT”), within a period of 2 (two) months after the period in point a.3 is not fulfilled;

a.5.	GMS approval as referred to in point a.1 includes approval to amend these Articles of Association as referred to in paragraph (7) letter b below.
b.

This amendment to the Articles of Association in order to increase the authorized capital becomes effective after the capital deposit occurs which results in the amount of paid-up capital being at least 25% (twenty five percent) of the authorized capital and has the same rights as other shares issued by the Company with due observance of the provisions in these Articles of Association, without prejudice to the Company's obligation to take care of the approval of amendments to these Articles of Association from the Minister of Law for the implementation of the additional paid-in capital.

8.

Any increase in capital through the issuance of Equity Securities may deviate from the above provisions, if the laws and regulations especially in the Capital Market sector and the regulations of the Stock Exchange where the Company's shares are listed determine otherwise.

9.	The GMS as referred to in this Article must be attended by Series A Dwiwarna shareholder and the resolution of the Meeting must be approved by the Series A Dwiwarna shareholder.

SHARES

Article 5

1.	Company shares are shares in the name of and issued in the name of the owner who is registered in the Register of Shareholders consisting of:
-	Series A Dwiwarna Share which can only be owned by the Republic of Indonesia; and
-	Series B Shares that can be owned by the Republic of Indonesia and/or the public.
2.

In these Articles of Association “shares” are Series A Dwiwarna share and Series B shares, “shareholders” are Series A Dwiwarna shareholder and Series B shareholders, unless expressly stated otherwise.

3.	The Company only recognizes a person or a legal entity as the party authorized to exercise the rights granted by law on shares.

4. a. As long as these Articles of Association does not stipulate otherwise, then Series A Dwiwarna shareholder, Series B shareholder has the same rights and each 1 (one) share gives 1 (one) voting right.

b.	According to these Articles of Association, Series A Dwiwarna share is share specifically owned by the Republic of Indonesia which grants the holder special rights as Series A Dwiwarna shareholder.

c. The privileges of the Series A Dwiwarna shareholder are:

c.1	The right to approve in the GMS regarding the following matters:

c.1.1. approval of amendments to these Articles of Association;

c.1.2. approval of changes in Capital;

c.1.3. approval of the appointment and dismissal of members of the Board of Directors and the Board of Commissioners;

c.1.4. approval regarding merger, consolidation, acquisition, separation and dissolution;

c.1.5. approval of the remuneration of members of the Board of Directors and the Board of Commissioners;

c.1.6. approval of the transfer of assets based on these Articles of Association requires the approval of the GMS;

c.1.7. approval of the participation and reduction of the percentage of equity participation in other companies based on these Articles of Association requires the approval of the GMS;

c.1.8. approval of the use of profits;

c.1.9. approval of non-operational long-term investment and financing based on these Articles of Association requires the approval of the GMS;

c.2	Right to propose candidates for members of the Board of Directors and candidates for members of the Board of Commissioners;
c.3.	The right to propose the agenda of the GMS;
c.4.

The right to request and access company data and documents. with the mechanism for the use of the rights referred to in accordance with the provisions of these Articles of Association and the laws and regulations.

d.

Except for the special rights held by Series A Dwiwarna shareholder as referred to in letter c and in other Articles of these Articles of Association, Series B shareholders have the same rights with respect to Article 25 of these Articles of Association.

5.

If a share changes hands due to inheritance or based on other reasons and therefore becomes the property of more than 1 (one) person, then those who have 1 (one) share jointly are required to appoint one of them and the person appointed is recorded as their joint representatives in the Register of Shareholders, who are entitled to exercise the rights granted by law to the shares.

6.

In the event that the joint owners fail to notify the Company in writing of the appointment of the joint representative, the Company shall treat the shareholder whose name is registered in the Company's Register of Shareholders as the only legal owner of the share(s).

7.	Every shareholder must comply by law with these Articles of Association and all decisions taken legally in the GMS and the laws and regulations.
8.

For all the Company's shares listed on the Stock Exchange, the laws and regulations in the Capital Market sector and/or the Stock Exchange regulations at the place where the Company's shares are listed shall apply.

CERTIFICATE OF SHARE

Article 6

1.	Proof of share ownership as follows:
a.

In the event that the Company's shares are not included in the Collective Custody at the Settlement and Depository Agency, the Company is required to provide proof of share ownership in the form of share certificates or collective share certificates to its shareholders.

b.

In the event that the Company's shares are included in the Collective Custody of the Settlement and Depository Agency, the Company is required to issue a certificate or written confirmation to the Settlement and Depository Institution as proof of recording in the Company's shareholder register.

2.

The Company issues share certificates in the name of the owner who is registered in the Register of Shareholders of the Company, in accordance with the laws and regulations in the Capital Market and Stock Exchange regulations at the place where the Company's shares are listed.

3.	The Company may issue a collective share certificate proving ownership of 2 (two) shares or more shares owned by a shareholder.
4.	The share certificate must at least include:
a.	names and addresses of shareholders;
b.	shares certificate number;
c.	date of issuance of share certificates;
d.	par value of shares.
5.	The collective share certificate must at least include:

a. names and addresses of shareholders;

b. shares collective certificate number;

c. the date of issuance of the collective share certificate;

d. nominal value of shares and collective value of shares;

e. the number of shares and the number of the relevant share certificate.

6.

Every share certificate, collective share certificate, convertible bond, warrant, and/or other securities that can be converted into shares must contain the signature of the President Director together with the President Commissioner, or if the President Commissioner is unable to do so, which does not need to be proven to the other third party, by the President Director together with a member of the Board of Commissioners, or if the President Director and President Commissioner are unable to do so which does not need to be proven to a third party, then by one of the Directors together with a member of the Board of Commissioners, the signature is can be printed directly on share certificates, collective share certificates, convertible bonds, warrants and/or other securities that can be converted into shares, with due observance of the laws and regulations in the Capital Market sector and the regulations of the Stock Exchange where the Company's shares are listed.

7.	In the event that the Company does not issue share certificates, share ownership can be proven by a certificate of share ownership issued by the Company.
8.	All share certificates and/or collective share certificates issued by the Company can be guaranteed by following the laws and regulations in the Capital Market sector and the Company Law.

REPLACEMENT OF CERTIFICATE OF SHARE

Article 7

1.	If the share certificate is damaged, the share certificate can be replaced if:
a.	the party submitting a written application for the replacement of the share certificate is the owner of the share certificate;
b.	the Company has received damaged share certificates;

c.	the original of the damaged share certificate must be returned and can be exchanged for a new share certificate with the same number as the original share certificate number; and
d.	the Company is obliged to destroy the original damaged share certificate after providing replacement of share certificate.
2.	In the event that share certificates are lost, such share certificates may be replaced if:
a.	the party applying for the replacement of the share certificate is the owner of the share certificate;
b.	Company has obtained a reporting document from the Indonesian National Police for the loss of the share certificate;
c.	the party applying for the replacement of shares provides guarantees deemed necessary by the Board of Directors of the Company; and
d.

the plan to issue replacements for lost share certificates has been announced on the Stock Exchange at the place where the Company's shares are listed at least 14 (fourteen) days prior to the issuance of replacement share certificates.

3.	After the replacement share certificate is issued, the replaced share certificate is no longer valid for the Company.
4.	All costs for the issuance of the replacement share certificate are borne by the interested shareholders.
8.	The above provisions regarding the issuance of replacement share certificates also apply to the issuance of replacement share collective certificates or Equity Securities.

COLLECTIVE CUSTODY

Article 8

1.	Shares in Collective Custody shall apply the provisions in this Article, namely:
a.	shares in the Collective Custody at the Settlement and Depository Institution must be recorded in the Company's Register of Shareholders on behalf of the Settlement and Depository Institution;
b.

shares in Collective Custody at the Custodian Bank or Securities Company recorded in the Securities account at the Depository and Settlement Institution are recorded in the name of the said Custodian Bank or Securities Company for the benefit of the account holder at the Custodian Bank or Securities Company;

c.

if the shares in the Collective Custody with the Custodian Bank are part of the Mutual Fund Securities Portfolio in the form of a collective investment contract and are not included in the Collective Custody at the Depository and Settlement Institution, the Company will register the shares in the Company's Shareholders Register on behalf of the Custodian Bank for the benefit of the owner The Participation Unit of the Mutual Fund is in the form of the collective investment contract;

d.

The Company is obligated to issue a certificate or confirmation to the Depository and Settlement Institution as referred to in letter a of this paragraph or the Custodian Bank as referred to in letter c as proof of recording in the Company's Register of Shareholders:

e.

The Company is obliged to transfer the shares in the Collective Custody registered in the name of the Depository and Settlement Institution or the Custodian Bank for Mutual Funds in the form of a collective investment contract in the Company's Register of Shareholders to be in the name of the party appointed by the said Depository and Settlement Institution or Custodian Bank;

f.	application for mutation is submitted by the Depository and Settlement Institution or Custodian Bank to the Company or the Securities Administration Bureau appointed by the Company;
g.	Depository and Settlement Institutions, Custodian Banks or Securities Companies are required to issue confirmations to account holders as proof of registration in Securities accounts;
h.	in Collective Custody every share of the same type and classification issued by the Company is equivalent and can be exchanged between one another;
i.

The Company is obliged to refuse the listing of shares into Collective Custody if the share certificate is lost or destroyed, unless the party requesting the transfer can provide sufficient evidence and/or guarantee that the party is correct as a shareholder and the share certificate is truly lost or destroyed;

j.

The Company is obliged to refuse the listing of shares into Collective Custody if the shares are pledged, placed in confiscation based on a court decision or confiscated for criminal case investigations;

k.	Securities account holders whose Securities are registered in Collective Custody are entitled to attend and/or cast votes at the GMS in accordance with the number of shares they have in the account;
l.

Custodian Banks and Securities Companies are required to submit a list of Securities accounts along with the number of Company shares owned by each account holder at the Custodian Bank and Securities Company to the Depository and Settlement Institution, to be subsequently submitted to the Company no later than 1 (one) working day prior to the invitations for the GMS;

m.

The Investment Manager has the right to attend and cast votes in the GMS for the Company's shares which are included in Collective Custody at the Custodian Bank which is part of the Mutual Fund Securities portfolio in the form of a collective investment contract and is not included in Collective Custody at the Depository and Settlement Institution provided that the Custodian Bank is required to submit the name of the Investment Manager no later than 1 (one) working day prior to the invitations for the GMS;

n.

The Company is obligated to submit dividends, bonus shares or other rights in connection with share ownership to the Depository and Settlement Institution for shares in Collective Custody at the Depository and Settlement Institution and so on, the Depository and Settlement Institution submits dividends, bonus shares or other rights to the Custodian Bank and to the Company. Securities for the benefit of each account holder at the Custodian Bank and the Securities Company;

o.

The Company is required to deliver dividends, bonus shares or other rights in connection with share ownership to the Custodian Bank for shares in Collective Custody at the Custodian Bank which are part of the Mutual Fund Securities Portfolio in the form of a collective investment contract and are not included in Collective Custody at the Depository and Settlement Institution;

p.

The time limit for determining the Securities account holders who are entitled to receive dividends, bonus shares or other rights in connection with the ownership of shares in Collective Custody is determined by the GMS provided that the Custodian Bank and Securities Company are required to submit a list of Securities account holders along with the number of Company shares owned by each. each Securities account holder to the Depository and Settlement Institution no later than the date that becomes the basis for determining which shareholders are entitled to receive dividends, bonus shares or other rights, to be subsequently submitted to the Company no later than 1 (one) working day after the date on which it is based. determination of shareholders who are entitled to receive dividends, bonus shares or other rights.

2.	Provisions regarding Collective Custody are subject to the laws and regulations in the Capital Market and Stock Exchange regulations at the place where the Company's shares are listed.

REGISTER OF SHAREHOLDERS AND SPECIAL REGISTER

Article 9

1.	The Board of Directors shall maintain and maintain a Register of Shareholders and a Special Register, and provide it at the domicile of the Company.
2.	In the Register of Shareholders, at least:
a.	names and addresses of shareholders;
b.	the number, number and date of acquisition of shares owned by the shareholders and their classification;
c.	the amount paid for each share;
d.

the name and address of the individual or legal entity that has a lien on the shares or as the recipient of the share fiduciary guarantee and the date of acquisition of the lien or the date of registration of the fiduciary guarantee;

e.	information on payment of shares in other forms other than money; and
f.	other information deemed necessary by the Board of Directors.
3.

In the Special Register, information regarding share ownership and/or change in share ownership of members of the Board of Directors and Board of Commissioners and their families in the Company and/or other companies and the date the shares are acquired shall be recorded.

4.

Shareholders must notify each change of residence with a letter accompanied by a receipt to the Board of Directors. As long as the notification has not been made, all invitations and notifications to shareholders are valid if they are addressed to the address of the shareholder last recorded in the Register of Shareholders.

5.	The Board of Directors is obliged to keep and maintain the Register of Shareholders and the Special Register as well as possible.
6.

Every shareholder has the right to view the Register of Shareholders and the Special Register at the Company's office or at the office of the Securities Administration Bureau appointed by the Company during business hours.

7.

The Board of Directors of the Company may appoint and authorize the Securities Administration Bureau to carry out the listing of shares in the Register of Shareholders and the Special Register. Every registration or recording in the Register of Shareholders including the recording of a sale, transfer, collateral, pledge or fiduciary guarantee, which involves the Company's shares or rights or interests in shares must be carried out in accordance with these Articles of Association and the laws and regulations in the Capital Market sector.

8.

The provisions in this Article shall apply as long as it is not regulated otherwise in the laws and regulations in the Capital Market and Stock Exchange regulations at the place where the Company's shares are listed.

9.

In the event of a sale, transfer, collateral in the form of a pledge, fiduciary guarantee or relating to shares of the Company or cession with respect to the rights or interests in shares, the interested party shall report in writing to the Board of Directors or a party appointed by the Board of Directors to be recorded and registered. in the Register of Shareholders in accordance with these Articles of Association with due observance of the laws and regulations in the Capital Market sector as well as the regulations of the Stock Exchange where the Company's shares are listed.

TRANSFER OF RIGHTS TO SHARE

Article 10

1.

In the event of a change in ownership of a share, the original owner registered in the Register of Shareholders shall be deemed to remain the owner of the share until the name of the new owner has been recorded in the Register of Shareholders, this is subject to the prevailing laws and regulations in the capital market sector and Stock Exchange regulations where the Company's shares are listed.

2. a.Unless otherwise stipulated in the laws and regulations, especially the laws and regulations in the Capital Market sector and these Articles of Association, the transfer of rights to shares must be proven by a document signed by or on behalf of the party transferring the rights and by or on behalf of the party transferring the rights. receive the transfer of rights to the shares concerned. The document for the transfer of rights to shares must be in the form as determined or approved by the Board of Directors.

b.

The transfer of rights to shares included in Collective Custody is carried out by book-entry from one Securities account to another at the Depository and Settlement Institution, Custodian Bank and Securities Company. The document for the transfer of rights to shares must be in the form as determined and/or acceptable to the Board of Directors, provided that the document for the transfer of rights to shares listed on the Stock Exchange must comply with the regulations of the Stock Exchange at the place where the shares are listed, without prejudice to the laws and regulations and related provisions.

3.

The Board of Directors may refuse by giving reasons for that, to register the transfer of rights to shares in the Register of Shareholders of the Company, if the methods required by the provisions of these Articles of Association are not fulfilled or if one of the conditions in the license granted to the Company or other matters required by the authorities not fulfilled.

4.

If the Board of Directors refuses to register the transfer of rights to shares, the Board of Directors must send a notification of rejection to the party who will transfer the rights no later than 30 (thirty) calendar days after the date the application for registration is received by the Board of Directors with due observance of the laws and regulations in the field of Capital Market and Stock Exchange regulations where the Company's shares are listed.

5.

Regarding the Company's shares which are listed on the Stock Exchange where the Company's shares are listed, any refusal to register the transfer of rights must comply with the regulations of the Stock Exchange where the Company's shares are listed.

6.

Registration of the transfer of rights to shares cannot be made within the period from the announcement date of the invitation to the GMS until the closing date of the said GMS with due observance of the laws and regulations in the Capital Market sector.

7.

Any person who acquires rights to a share due to the death of a shareholder or due to other causes resulting in the ownership of a share being transferred by law, may submit evidence of such rights, as required by the Board of Directors, by submitting a written application to be registered as a shareholder. of the shares. Registration can only be done if the Board of Directors can accept both on the basis of evidence of that right and without prejudice to the provisions in these Articles of Association.

8.

All restrictions, prohibitions and provisions in these Articles of Association which regulate the right to transfer rights to shares and registration of transfer of rights to shares must also apply to any transfer of rights as referred to in paragraph (6) of this Article.

9.

Shareholders as referred to in Article 20 paragraph (6) letter a points i and iii must not transfer their share ownership within a period of at least 6 (six) months from the announcement of the GMS by the Board of Directors or the Board of Commissioners or as determined by the chairman of the District Court.

10.

The form and procedure for the transfer of rights to shares traded on the Stock Exchange must comply with the laws and regulations in the Capital Market and Stock Exchange regulations at the place where the Company's shares are listed, except for the rights to Series A Dwiwarna share which cannot be transferred to anyone.

BOARD OF DIRECTORS

Article 11

1.

The Company is managed and led by the Board of Directors whose number is adjusted to the needs of the Company, consisting of at least 2 (two) people, one of whom is appointed as the President Director, and if necessary one of them can be appointed as the Vice President Director.

2.	Requirements for members of the Board of Directors must comply with the following provisions:
a.	UUPT;
b.	laws and regulations in the Capital Market sector; and
c.	other laws and regulations applicable to and related to the Company's business activities.
3.	Those who can be appointed as members of the Board of Directors are individuals who meet the requirements at the time of appointment and during their tenure:
a.	have good character, morals and integrity;
b.	capable of carrying out legal actions;
c.	within 5 (five) years prior to the appointment and while serving:

1)	have never been declared bankrupt;
2)	have never been a member of the Board of Directors and/or a member of the Board of Commissioners who was found guilty of causing a company to be declared bankrupt;
3)	have never been convicted of a criminal act that is detrimental to state finances and/or related to the financial sector;
4)	have never been member of the Board of Directors and/or Board of Commissioners who during their tenure:
a)	have ever failed holding an Annual GMS;
b)

their responsibilities as members of the Board of Directors and/or members of the Board of Commissioners have ever failed to be accepted by the GMS or have not provided accountability as members of the Board of Directors and/or members of the Board of Commissioners to the GMS; and

c)	have caused a company that has obtained a permit, approval, or registration from the OJK to fail to fulfill the obligation to submit an Annual Report and/or financial report to the OJK;
d.	have a commitment to comply with the laws and regulations;
e.	have knowledge and/or expertise in the fields required by the Company; and
f.	meet other requirements as specified in paragraph (2) of this Article.
4.

The fulfillment of the requirements as referred to in paragraph (3) of this Article must be contained in a statement letter signed by the candidate for the Board of Directors and the letter submitted to the Company. The statement letter must be examined and documented by the Company.

5.	The Company is required to hold a GMS to replace members of the Board of Directors who do not meet the requirements.
6.

The appointment of a member of the Board of Directors who does not meet the requirements as referred to in paragraph (2) is null and void by law from the moment another member of the Board of Directors or the Board of Commissioners finds out that the requirements have not been fulfilled, based on valid evidence, and the member of the Board of Directors concerned is notified in writing with due observance of the provisions of laws and regulations.

7.

Within a period of no later than 2 (two) working days from the date of finding out that the appointment of a member of the Board of Directors does not meet the requirements, another member of the Board of Directors or the Board of Commissioners must announce the cancellation of the appointment of the member of the Board of Directors concerned in the announcement media with due observance of the laws and regulations in the capital market sector, and no later than 7 (seven) days notifying it to the Minister of Law to be recorded in accordance with statutory regulations.

8.

Legal actions that have been taken for and on behalf of the Company by members of the Board of Directors who do not meet the requirements prior to the cancellation of the appointment of members of the Board of Directors remain binding and become the responsibility of the Company.

9.

Any legal action taken for and on behalf of the Company by a member of the Board of Directors who does not meet the requirements after the cancellation of the appointment as referred to in paragraph (6) of this Article is invalid and becomes the personal responsibility of the member of the Board of Directors concerned.

10.

The members of the Board of Directors are appointed and dismissed by the GMS, in which the GMS is attended by Series A Dwiwarna shareholder and the decision of the meeting must be approved by the Series A Dwiwarna shareholder with due observance of the provisions in these Articles of Association. The members of the Board of Directors are appointed by the GMS from the candidates proposed by the Series A Dwiwarna shareholder, which nomination is binding on the GMS. This provision also applies to the GMS held in order to revoke or strengthen the decision to temporarily dismiss members of the Board of Directors.

11.

The decision of the GMS regarding the appointment and dismissal of members of the Board of Directors shall also determine the effective date of the appointment and dismissal. In the event that the GMS does not determine, the appointment and dismissal of the members of the Board of Directors shall take effect as of the closing of the GMS.

12. a. The members of the Board of Directors are appointed for a period commencing from the closing or the date determined by the GMS that appointed them and ends at the closing of the 5th (fifth) Annual GMS after the date of appointment, provided that it should not exceed a period of 5 (five) years, taking into account laws and regulations in the Capital Market sector, but without prejudice to the right of the GMS to dismiss members of the Board of Directors before their term of office ends.

b.	Such dismissal is effective as of the closing of the GMS, unless otherwise determined by the GMS.
c.	After their term of office ends, the members of the Board of Directors may be reappointed by the GMS for one more term of office.
13.	The GMS may dismiss members of the Board of Directors at any time by stating the reasons.

14.	The reason for the dismissal of a member of the Board of Directors as referred to in paragraph (13) is carried out if based on the facts, the member of the Board of Directors concerned, among others:

a. not/less able to fulfill its obligations that have been agreed in the management contract;

b.unable to carry out their duties properly;

c. violates the provisions of these Articles of Association and/or laws and regulations.

d. involved in actions that are detrimental to the Company and/or the state;

e.	takes actions that violate ethics and/or propriety that should be respected as a member of the Board of Directors;

f. found guilty by a court decision that has permanent legal force;

g. resigns;

h. other reasons deemed appropriate by the GMS for the interests and objectives of the Company;

15.

The decision to dismiss for reasons as referred to in paragraph (14) of this Article is taken after the person concerned has been given the opportunity to defend himself, except for paragraph (14) letters f and g.

16.	Dismissal for reasons as referred to in paragraph (14) letter d and letter f of this Article is a dismissal with no respect.
17.

Between members of the Board of Directors and between members of the Board of Directors and members of the Board of Commissioners there shall be no family relationship up to the third degree, either vertically or horizontally, including relationships arising out of marriage.

18.	In the event of a situation as referred to in paragraph (17), the GMS has the authority to dismiss one of them.
19.

Members of the Board of Directors may be given a salary along with other facilities and/or allowances including tantiem and post-service benefits, the type and amount of which is determined by the GMS and the authority can be delegated to the Board of Commissioners.

20.	If at any time for any reason one or more members of the Board of Directors are vacant:
a.	The Board of Commissioners appoints another member of the Board of Directors to carry out the work of the vacant member of the Board of Directors with the same power and authority.
b.

Taking into account the applicable provisions, the GMS must be held to fill the vacant position if it causes the number of members of the Board of Directors to be less than 2 (two) one of them is the President Director or the vacant position is the President Director or other Director required by applicable regulations.

c.	The GMS as referred to in letter b is held no later than 90 (ninety) days after the occurrence of the vacancy as referred to in letter b.
21.

In the event that there is a member of the Board of Directors whose term of office has ended and the GMS has not determined a replacement, the member of the Board of Directors whose term of office has ended may be appointed by the GMS to carry out his work with the same power and authority as the new member of the Board of Directors whose term of office has ended. run 1 (one) term of office.

22.a. If at any time for any reason all the positions of the members of the Board of Directors of the Company are vacant, then within 90 (ninety) days after the vacancy occurs, a GMS must be held to fill the vacancy for the position of the Board of Directors.

b. As long as the position is vacant and the GMS has not filled the vacant position of the Board of Directors as referred to in letter a, the Company is temporarily managed by the Board of Commissioners, with the same power and authority.

23.a. A member of the Board of Directors may resign from his/her position before the end of his/her term of office. In the event that a member of the Board of Directors resigns, the relevant member of the Board of Directors must submit a written resignation request regarding the intention to the Company.

b.	The Company is required to hold a GMS to decide on the resignation of members of the Board of Directors no later than 90 (ninety) days after receipt of the resignation letter.
c.	The Company is required to disclose information to the public and submit it to the OJK no later than 2 (two) working days after:
c.1.	receipt of the application for resignation of the Board of Directors as referred to in letter a of this paragraph; and
c.2.	the results of the GMS as referred to in letter b of this paragraph.
d.

Before the resignation becomes effective, the relevant member of the Board of Directors is still obliged to complete his duties and responsibilities in accordance with these Articles of Association and the laws and regulations.

e.

Members of the Board of Directors who resign as mentioned above can still be held accountable as members of the Board of Directors from the appointment in question until the date of approval of his resignation at the GMS.

f.	The resigned Board of Directors is only free from responsibilities after obtaining the release of responsibility from the Annual GMS.

g.

In the event that a member of the Board of Directors resigns resulting in the number of members of the Board of Directors being less than 2 (two) people, then the resignation is valid if it has been determined by the GMS and a new member of the Board of Directors has been appointed, thus meeting the minimum requirements for the number of members of the Board of Directors.

24.	The position of a member of the Board of Directors ends when:

a. his resignation has been effective, as referred to in paragraph (23) letter b;

b. dies;

c. his term of office ends;

d. dismissed based on the resolution of the GMS;

e.	declared bankrupt by the Commercial Court which has permanent legal force or is placed under guardianship based on a court decision; or
f.	no longer fulfills the requirements as a member of the Board of Directors based on the provisions of these Articles of Association and the laws and regulations.
25.	The provisions as referred to in paragraph (24) letter f include but are not limited to concurrent positions that are prohibited.
26.

For members of the Board of Directors who resign before or after their term of office ends, except for resigning due to death, then the person concerned must submit an accountability for his actions for which the GMS has not received the accountability.

27.

Members of the Board of Directors may be temporarily dismissed by the Board of Commissioners by stating the reasons if they act contrary to these Articles of Association or there are indications of taking actions that are detrimental to the Company or neglecting their obligations or there are urgent reasons for the Company, taking into account the following provisions:

a.	The said temporary dismissal must be notified in writing to the member of the Board of Directors concerned along with the reasons that caused the action with a copy of the Board of Directors.
b.	The notification as referred to in letter a is submitted no later than 2 (two) working days after the stipulation of the temporary suspension.
c.

Members of the Board of Directors who are temporarily dismissed are not authorized to carry out the management of the Company for the benefit of the Company in accordance with the purposes and objectives of the Company and to represent the Company both inside and outside the Court.

d.	Within a period of no later than 90 (ninety) days after the temporary dismissal, the Board of Commissioners must convene a GMS to revoke or strengthen the decision on the temporary dismissal.
e.	With the lapse of the period of holding the GMS as referred to in letter d or the GMS cannot make a decision, the temporary dismissal will be cancelled.
f.	The limitation of authority in letter c of this paragraph is effective from the decision on temporary dismissal by the Board of Commissioners until:
1)	there is a resolution of the GMS that confirms or cancels the temporary suspension in letter d of this paragraph; or
2)	the lapse of time in letter d of this paragraph.
g.	In the GMS as referred to in letter d of this paragraph, the member of the Board of Directors concerned is given the opportunity to defend himself.
h.	Temporary suspension cannot be extended or re-established for the same reasons if the temporary suspension is declared void as referred to in letter e of this paragraph.
i.

If the GMS cancels the temporary suspension or there is a situation as referred to in letter e of this paragraph, then the member of the Board of Directors concerned must carry out his duties again as appropriate.

j.	In the event that the GMS confirms the decision on temporary dismissal, the member of the Board of Directors concerned is permanently dismissed.
k.

If the temporarily suspended member of the Board of Directors is not present at the GMS after being invited in writing, then the temporarily suspended member of the Board of Directors is deemed not to have exercised his rights to defend himself at the GMS and has accepted the GMS decision.

l.	The Company is required to disclose information to the public and submit to the OJK regarding:
l.1.	temporary dismissal decision; and
l.2.

the result of holding the GMS to revoke or strengthen the decision on the temporary dismissal as referred to in letter d of this paragraph, or information regarding the cancellation of the temporary dismissal by the Board of Commissioners due to not holding the GMS until the expiration of the period as referred to in letter e this paragraph, no later than 2 (two) working days after the occurrence of the event.

28.	Members of the Board of Directors are prohibited from holding concurrent positions as mentioned below, namely:
a.	members of the Board of Directors in State-Owned Enterprises, Regional-Owned Enterprises, Private-Owned Enterprises;

b.	members of the Board of Commissioners and/or the Supervisory Board of State-Owned Enterprises;
c.	other structural and functional positions in central and or regional government agencies/institutions;
d.

political party administrators, members of the People's Representative Council, Regional Representative Council, Level I Regional People's Representative Council, and Level II Regional People's Representative Council and/or regional heads/deputy regional heads;

e.

become a candidate/member of the People's Representative Council, Regional Representative Council, Level I Regional People's Representative Council, and Level II Regional People's Representative Council or candidate for regional head/deputy regional head;

f.	other positions that may cause a conflict of interest; and/or
g.	other positions in accordance with the provisions of laws and regulations.
29.	For concurrent positions of the Board of Directors that are not included in the provisions of paragraph (28) approval is required from the Meeting of the Board of Commissioners.

DUTIES, AUTHORITIES AND OBLIGATIONS OF

THE BOARD OF DIRECTORS

Article 12

1.

The Board of Directors is in charge of carrying out all actions related to and responsible for the management of the Company for the benefit of the Company in accordance with the aims and objectives of the Company and representing the Company both inside and outside the Court on all matters and all events with restrictions as stipulated in the laws and regulations, These Articles of Association and/or GMS Resolutions.

2.	In carrying out the tasks as referred to in paragraph (1), then:
a.	The Board of Directors has the rights and powers, among others:

a.1.  establish policies that are deemed appropriate in the management of the Company;

a.2.

regulate the transfer of power of the Board of Directors to represent the Company inside and outside the Court to one or several persons specifically appointed for that purpose, including the Company's employees, either individually or jointly and/or other entities;

a.3.

regulate the provisions regarding the Company's employees including the determination of wages, pensions or old-age benefits and other income for the Company's employees based on the laws and regulations;

a.4.	appoint and dismiss the Company's employees based on the Company's labor regulations and laws and regulations;
a.5.	appoint and dismiss a Corporate Secretary and/or Head of Internal Supervisory Unit with the approval of the Board of Commissioners;
a.6.

write off bad debts with the provisions as stipulated in these Articles of Association and which are subsequently reported to the Board of Commissioners and subsequently reported and accounted for in the Annual Report;

a.7.

no longer collect interest receivables, fines, fees and other receivables other than the principal carried out in the context of restructuring and/or settlement of receivables as well as other actions in the context of settling the Company's receivables with the obligation to report to the Board of Commissioners whose reporting provisions and procedures are determined by the Board Commissioner:

a.8.

take all other actions and actions regarding the management and ownership of the Company's assets, bind the Company with other parties and/or other parties with the Company, and represent the Company inside and outside the Court on all matters and all events, with restrictions as stipulated in the laws and regulations. invitation, these Articles of Association and/or GMS Resolutions.

b.	The Board of Directors is obliged to:
b.1.	seek and ensure the implementation of the Company's business and activities in accordance with the aims and objectives as well as its business activities;
b.2.

prepare in due course the Company's Long-Term Plan, Annual Work Plan and Budget and other work plans and amendments to be submitted to the Board of Commissioners and obtain approval from the Board of Commissioners;

b.3.	make a Register of Shareholders, Special Register, Minutes of GMS and Minutes of Meeting of the Board of Directors;
b.4.

make an Annual Report, which includes among others financial statements, as a form of accountability for the management of the Company, as well as the Company's financial documents as referred to in the Law on Company Documents;

b.5.	prepare the financial report in letter b.4 above based on the Financial Accounting Standards and submit it to the Public Accountant for audit;

b.6.

submit the Annual Report after being reviewed by the Board of Commissioners within a period of no later than 5 (five) months after the Company's financial year ends to the GMS for approval and ratification;

b.7.	provide an explanation to the GMS regarding the Annual Report;
b.8.	submit the Balance Sheet and Profit and Loss Report that has been ratified by the GMS to the Minister of Law in accordance with the provisions of laws and regulations;
b.9.	prepare other reports required by the provisions of laws and regulations;

b.10.  maintain the Register of Shareholders, Special Register, Minutes of GMS, Minutes of Meeting of the Board of Commissioners and Minutes of Meeting of the Board of Directors, Annual Report and financial documents of the Company as referred to in letter b.4 and letter b.5 above, and other company documents;

b.11.

keep at the domicile of the Company: Register of Shareholders, Special Register Minutes of GMS, Minutes of Meeting of the Board of Commissioners and Minutes of Meeting of Directors, Annual Report and financial documents of the Company as well as other company documents;

b.12.	establish and maintain the bookkeeping and administration of the Company in accordance with the norms applicable to a company;
b.13.

develop an accounting system in accordance with Financial Accounting Standards and based on the principles of internal control, especially the functions of management, recording, storage, and supervision;

b.14.

provide periodic reports according to the method and time in accordance with the provisions, as well as other reports whenever requested by the Board of Commissioners and/or Series A Dwiwarna shareholder, with due observance of the laws and regulations, especially regulations in the Capital Market sector;

b.15.   prepare the organizational structure of the Company complete with details and duties;

b.16.   provide an explanation of all matters that are asked or requested by members of the    Board of Commissioners and shareholders of Series A Dwiwarna, taking into account the laws and regulations, especially regulations in the Capital Market sector;

b.17.   carry out other obligations in accordance with the provisions stipulated in these Articles of Association and as determined by the GMS with due observance of the laws and regulations.

3.	In carrying out their duties, the Board of Directors is required to devote full energy, thought, attention and dedication to the duties, obligations and achievement of the Company's goals.
4.

In carrying out their duties, members of the Board of Directors must comply with these Articles of Association and the laws and regulations and must implement the principles of professionalism, efficiency, transparency, independence, accountability, responsibility and fairness.

5.

Each member of the Board of Directors is required to carry out the duties and responsibilities as referred to in paragraph (1) of this Article in good faith, full of responsibility, and prudence, for the interests and business of the Company with due observance of the laws and regulations.

6.a. Each member of the Board of Directors is jointly and severally responsible for the Company's losses caused by mistakes or negligence of members of the Board of Directors in carrying out their duties.

b.	Members of the Board of Directors cannot be held responsible for the loss of the Company as referred to in letter a, if they can prove:
b.1.	the loss is not due to his fault or negligence;
b.2.	has carried out management in good faith, full of responsibility, and prudence for the benefit and in accordance with the purposes and objectives of the Company;
b.3.	does not have a conflict of interest, either directly or indirectly, over management actions that result in losses; and
b.4.	has taken action to prevent the loss from arising or continuing.

7.i. The following actions by the Board of Directors must obtain written approval from the Board of Commissioners:

(a).

release/transfer and/or pledge the Company's assets with a value exceeding a certain amount determined by the Board of Commissioners, except for assets recorded as inventory, with due observance of the laws and regulations in the Capital Market sector;

(b).

enter into cooperation with business entities or other parties, in the form of joint operations (KSO), business cooperation (KSU), licensing cooperation, Build, Operate and Transfer (BOT), Build, Transfer and Operate (BTO), Build, Operate and Own (BOO) and other agreements of the same nature whose duration or value exceeds that stipulated by the Board of Commissioners.

(c).	determine and change the Company's logo;
(d).	determine the organizational structure of 1 (one) level below the Board of Directors;

(e).

undertake equity participation, release equity participation, including changes in capital structure in other companies' subsidiaries or joint ventures, which are not in the context of saving receivables, including equity participation in other companies through subsidiaries whose funding comes from the Company, with a certain value determined by the Board of Commissioners, with due observance of regulations in the Capital Market sector;

(f).	establish a subsidiary and/or joint venture with a certain value determined by the Board of Commissioners with due observance of the laws and regulations in the Capital Market sector;
(g).

propose representatives of the Company to become candidates for members of the Board of Directors and the Board of Commissioners in subsidiaries that make significant contributions to the Company and/or have strategic value as determined by the Board of Commissioners.

(h).

perform mergers, consolidations, takeovers, separations and dissolution of subsidiaries and joint ventures, with certain value limits determined by the Board of Commissioners with due observance of the laws and regulations in the Capital Market sector;

(i).	bind the Company as guarantor (borg or avalist) with a certain value determined by the Board of Commissioners by taking into account the laws and regulations in the Capital Market sector;
(j).

receive medium/long term loans and provide medium/long term loans with a certain value determined by the Board of Commissioners with due observance of the laws and regulations in the Capital Market sector;

(k).	provide short/medium/long term loans that are not operational in nature, except for loans to subsidiaries that are sufficient to report to the Board of Commissioners;
(l).	write off bad debts and inventories of dead goods in a value that exceeds the limit set by the Board of Commissioners;
(m).

take actions that are included in material transactions as stipulated by the laws and regulations in the Capital Market sector with a certain value determined by the Board of Commissioners, unless such actions are included in material transactions that are excluded by the laws and regulations in the Capital Market sector.

(n).	actions that have not been stipulated in the Company's Work Plan and Budget.
ii.

Determination of limits and/or criteria by the Board of Commissioners for matters referred to in letters (a), (b), (e), (t), (g), (h). (i), (j), (k) and (l) this paragraph is made after obtaining the approval of the Series A Dwiwarna shareholder.

iii.

Special approval from the Board of Commissioners regarding letters (a), (b), (e), (f), (g), (h), (i), (j), (k) and (l) with limitations and/or or certain criteria, determined after obtaining approval from the Series A Dwiwarna shareholder.

iv. The actions of the Board of Directors as referred to in letter (b) of this paragraph:

a.

As long as it is necessary in the context of carrying out the main business activities that are commonly carried out in the relevant business field by taking into account the laws and regulations, it does not require the approval of the Board of Commissioners and/or GMS; and

b.

As long as it is carried out with subsidiaries and affiliates that are consolidated with the Company, it does not require the approval of the Board of Commissioners, but it is enough to report it to the Board of Commissioners.

c.	Including cooperation in the form of rent.
v.

The actions of the Board of Directors as referred to in letter g of this paragraph, as long as the Company's Representative who is proposed to be a candidate for Member of the Board of Commissioners of a subsidiary is the Board of Directors of the Company, does not require the approval of the Board of Commissioners, but is sufficient to be reported to the Board of Commissioners.

8.

Within a maximum period of 30 (thirty) days from the receipt of the application or explanation and complete documents from the Board of Directors, the Board of Commissioners must provide the decision as referred to in paragraph (7) of this Article.

9.	The Board of Directors is required to seek GMS approval for:
a.	transfers the Company's assets; or
b.

make collateral for the Company's assets debt; which constitutes more than 50% (fifty percent) of the total net assets of the Company in 1 (one) transaction or more, whether related to each other or not, except as the executor of the Company's business activities, in accordance with Article 3 of these Articles of Association.

10. a. The following actions can only be carried out by the Board of Directors after receiving a written response from the Board of Commissioners and obtaining approval from the GMS for:

a.1.

take actions that are included in material transactions as stipulated by the laws and regulations in the Capital Market sector with a value above 50% (fifty percent) of the Company's equity, unless the actions are included in material transactions that are excluded by the laws and regulations in the Capital Market.

a.2.	conduct transactions that contain conflicts of interest as stipulated in the laws and regulations in the Capital Market sector.
a.3.	perform other transactions in order to comply with the laws and regulations in the Capital Market.
b.

If within 30 (thirty) days after receiving the application or explanation and documents from the Board of Directors, the Board of Commissioners does not provide a written response, then the GMS may issue a decision without a written response from the Board of Commissioners.

11.

The legal actions as referred to in paragraph (9) and paragraph (10) above which are carried out without the approval of the GMS, remain binding on the Company as long as the other party in the legal action has good intentions.

12.

The GMS may reduce restrictions on the actions of the Board of Directors as regulated in these Articles of Association or determine other restrictions on the Board of Directors other than those stipulated in these Articles of Association.

13.	Management policy is determined in the Meeting of the Board of Directors.
14.

In order to carry out the management of the Company, each member of the Board of Directors has the right and authority to act for and on behalf of the Board of Directors and represent the Company in accordance with the policies and authorities of the management of the Company which are determined based on the decision of the Board of Directors.

15.

If it is not stipulated otherwise in the Company's management policy as referred to in paragraph (14), the President Director has the right and authority to act for and on behalf of the Board of Directors and to represent the Company, both inside and outside the Court.

16. a. If the President Director is absent or unavailable for any reason, which does not need to be proven to a third party, the Vice President Director is authorized to act for and on behalf of the Board of Directors and carry out the duties of the President Director or the President Director appoints in writing one of the members of the Board of Directors who is authorized to act for and on behalf of the Board of Directors and carry out the duties of the President Director and/or Vice President Director if at the same time the Vice President Director is absent or unavailable.

b.

If the Vice President Director is absent or unavailable for any reason, which does not need to be proven to a third party, the Vice President Director shall appoint in writing a member of the Board of Directors who is authorized to carry out the duties of the Vice President Director or the Vice President Director shall appoint in writing a member of the Board of Directors authorized to act for and on behalf of the Board of Directors and carry out the duties of the President Director and/or Vice President Director if, in the first instance, the President Director is absent or unavailable.

c.

If the GMS does not appoint a Vice President Director, in the event that the President Director is absent or unavailable for any reason, which does not need to be proven to a third party, the President Director shall appoint in writing a member of the Board of Directors who is authorized to act for and on behalf of the Board of Directors and carry out the duties of the President Director.

17.

In the event that the President Director does not make an appointment, the member of the Board of Directors who has served the longest in office is authorized to act for and on behalf of the Board of Directors and carry out the duties of the President Director.

18.

The Board of Directors for certain actions on their own responsibility, has the right to appoint one or more persons as representatives or proxies, by granting them or them the power to carry out certain actions as regulated in a power of attorney.

19.

The division of duties and authorities of each member of the Board of Directors is determined by the GMS. In the event that the GMS does not determine the division of duties and authorities, the division of duties and authorities among the Board of Directors is determined based on the decision of the Board of Directors.

20.	The Board of Directors in managing the Company carries out the instructions given by the GMS as long as it does not conflict with the laws and regulations and/or these Articles of Association.
21.	Members of the Board of Directors are not authorized to represent the Company if:
a.	There is a case in Court between the Company and the relevant member of the Board of Directors; or
b.	The member of the Board of Directors concerned has interests that conflict with the interests of the Company.
22.	In the event that there are conditions as referred to in paragraph (21) who are entitled to represent the Company are:
a.	other members of the Board of Directors who do not have a conflict of interest with the Company;
b.	the Board of Commissioners in the event that all members of the Board of Directors have a conflict of interest with the Company; or
c.	other parties appointed by the GMS in the event that all members of the Board of Directors or Board of Commissioners have a conflict of interest with the Company.

MEETING OF THE BOARD OF DIRECTORS

Article 13

1.	The Board of Directors is required to hold a Meeting of the Board of Directors periodically at least 1 (one) time in every month.
2.	The Board of Directors shall hold a meeting of the Board of Directors together with the Board of Commissioners periodically at least 1 (one) time in 4 (four) months.

3.	Meetings of the Board of Directors may be held at any time if:
a.	deemed necessary by one or more members of the Board of Directors;
b.	at the written request of one or more members of the Board of Commissioners.
4.

The invitations for the Meeting of the Board of Directors must be made by a member of the Board of Directors who is entitled to represent the Board of Directors according to the provisions of Article 12 of these Articles of Association.

5.a. Invitations for a meeting of the Board of Directors must be made in writing and delivered or submitted directly to each member of the Board of Directors with an adequate receipt, or by registered post or by courier service or by telex, facsimile or electronic mail (e-mail) no later than 5 (five) days. before the meeting is held, without taking into account the date of the invitations and the date of the meeting or in a shorter time if in an urgent situation.

b.The invitations as mentioned above are not required for meetings that have been scheduled based on the decisions of the Meeting of the Board of Directors previously held or if all members of the Board of Directors are present at the meeting.

6.

Invitation to the Meeting of the Board of Directors must include the agenda, date, time and place of the meeting. Meetings of the Board of Directors may be held at the domicile of the Company or in other places within the territory of the Republic of Indonesia or at the place of business activities of the Company.

7.

All Meeting of the Board of Directors are chaired by the President Director, if the President Director is absent or unavailable, the Vice President Director shall chair the Meeting of the Board of Directors; or the Meeting of the Board of Directors will be chaired by a Director appointed in writing by the President Director if at the same time the Vice President Director was absent or unavailable; or the Meeting of the Board of Directors will be chaired by a Director who is appointed by the Vice President Director if at the same time the President Director is absent or unavailable and does not make such appointment.

8.

If the GMS does not appoint a Vice President Director, then in the event that the President Director is absent or unavailable, one of the Directors appointed in writing by the President Director shall chair the Meeting of the Board of Directors.

9.

In the event that the President Director does not make an appointment, then one of the members of the Board of Directors who has served the longest as a member of the Board of Directors shall chair the Meeting of the Board of Directors.

10.

In the event that the Director who is longest serving as a member of the Board of Directors of the Company is more than 1 (one) person, then the Director as referred to in paragraph (9) who is oldest in age shall act as chairman of the Meeting of the Board of Directors.

11.

A member of the Board of Directors may be represented at the Meeting of the Board of Directors only by another member of the Board of Directors based on a power of attorney. A member of the Board of Directors may only represent another member of the Board of Directors.

12.

A member of the Board of Directors who is unable to attend a meeting of the Board of Directors may submit his opinion in writing and signed, then submitted to the President Director or Vice President Director or to other members of the Board of Directors who will chair the Meeting of the Board of Directors, regarding whether he supports or does not support the matter will be discussed and this opinion will be considered as a validly cast vote in the Meeting of the Board of Directors.

13.	Meetings of the Board of Directors are valid and have the right to make binding decisions if attended and/or represented by more than 1/2 (half) of the total members of the Board of Directors.
14.	In the event that there is more than one proposal, then a re-election shall be conducted so that one of the proposals obtains more than 1/2 (half) of the votes cast.
15.

Decisions of the Meeting of the Board of Directors must be taken based on deliberation for consensus. If a decision based on deliberation for consensus is not reached, then the decision must be taken by voting based on the affirmative vote of more than 1/2 (half) of the number of valid votes cast at the relevant meeting.

16.

In the Meeting of the Board of Directors, each member of the Board of Directors is entitled to cast 1 (one) vote and an additional 1 (one) vote for each other member of the Board of Directors legally represented at the meeting.

17.

A blank vote (abstain) is deemed to have approved the proposal submitted at the meeting. Invalid votes are considered non-existent and are not counted in determining the number of votes cast at the meeting.

18.

Voting regarding individuals is carried out by closed ballot without a signature, while voting on other matters is conducted verbally, unless the Chairperson of the Meeting determines otherwise without any objections based on a majority vote of those present.

19.a. The results of the Meeting of the Board of Directors as referred to in paragraph (1) of this Article must be stated in the Minutes of the Meeting. Minutes of the Meeting must be prepared by a person present at the Meeting of the Board of Directors who is appointed by the Chairman of the Meeting and then signed by all members of the Board of Directors present and submitted to all members of the Board of Directors.

b.

The results of the Meeting of the Board of Directors as referred to in paragraph (2) of this Article must be stated in the Minutes of the Meeting. Minutes of the Meeting must be prepared by a person present at the Meeting of the Board of Directors who is appointed by the Chairperson of the Meeting and then signed by all members of the Board of Directors and members of the Board of Commissioners present and submitted to all members of the Board of Directors and members of the Board of Commissioners

c.

In the event that a member of the Board of Directors and/or a member of the Board of Commissioners does not sign the results of the Meeting of the Board of Directors as referred to in letters a and b, the person concerned must state the reasons in writing in a separate letter attached to the Minutes of the Meeting.

d.	Minutes of the Meeting of the Board of Directors as referred to in letter a and letter b of this paragraph must be documented by the Company.
e.

Minutes of the Meeting of the Board of Directors are valid evidence for members of the Board of Directors and for third parties regarding the decisions taken at the relevant Meeting of the Board of Directors.

20. a. The Board of Directors may also make valid decisions without holding a Meeting of the Board of Directors provided that all members of the Board of Directors have been notified in writing and all members of the Board of Directors have given their approval of the proposal submitted in writing and signed the agreement

b.	Decisions taken in this way have the same power as decisions taken legally at the Meeting of the Board of Directors.
21.

In the event that a member of the Board of Directors is unable to attend the meeting physically, then the member of the Board of Directors may attend the meeting by means of teleconference, video conference, or other electronic media facilities, in accordance with the provisions.

22.

Every member of the Board of Directors who personally in any way, directly or indirectly, has an interest in a transaction, contract or proposed contract in which the Company is a party must be declared the nature of his interest in a Meeting of the Board of Directors and therefore is not entitled to participate in voting on matters relating to the transaction or contract.

BOARD OF COMMISSIONERS

Article 14

1.a. The supervision of the Company is carried out by the Board of Commissioners whose number is adjusted to the needs of the Company, consisting of at least 2 (two) people, one of whom is appointed as the President Commissioner, and if necessary one of them can be appointed as the Vice President Commissioner.

b. The Board of Commissioners consists of Commissioners and Independent Commissioners. The number of Independent Commissioners is in accordance with the laws and regulations.

2.	The Board of Commissioners is an assembly and each member of the Board of Commissioners cannot act alone, but based on the decision of the Board of Commissioners.
3.	Requirements for members of the Board of Commissioners must comply with the following provisions:
a.	UUPT;
b.	laws and regulations in the Capital Market sector; and
c.	other laws and regulations applicable to and related to the Company's business activities.
4.	Those who can be appointed as members of the Board of Commissioners are individuals who meet the requirements at the time of appointment and during their tenure:

a. has good character, morals, and integrity;

b. capable of carrying out legal actions;

c. within 5 (five) years prior to the appointment and while serving:

1)    have never been declared bankrupt;

2)  have never been a member of the Board of Directors and/or a member of the Board of Commissioners who was found guilty of causing a company to be declared bankrupt;

3)   have never been convicted of a criminal act that is detrimental to state finances and/ related to  the financial sector;

4)	have never been a member of the Board of Directors and/or a member of the Board of Commissioners who during his tenure:

a)   have ever failed holding an Annual GMS;

b)   their responsibilities as members of the Board of Directors and/or members of the Board of Commissioners have ever failed to be accepted by the GMS or have not provided accountability as members of the Board of Directors and/or members of the Board of Commissioners to the GMS; and

c) have caused a company that has obtained a permit, approval, or registration from the OJK to fail to fulfill the obligation to submit an Annual Report and/or financial report to the OJK.

d.	have a commitment to comply with the laws and regulations:
e.	have knowledge and/or expertise in the fields required by the Company; and
f.	meet other requirements as specified in paragraph (3) of this Article.
5.

The fulfillment of the requirements as referred to in paragraph (4) of this Article must be contained in a statement letter signed by the candidate for the Board of Commissioners and the letter submitted to the Company. The statement letter must be examined and documented by the Company.

6.	The Company is required to hold a GMS to replace members of the Board of Commissioners who do not meet the requirements.
7.

The appointment of a member of the Board of Commissioners who does not meet the requirements as referred to in paragraph (3) of this Article, is null and void by law from the moment the other member of the Board of Commissioners or the Board of Directors finds out that the requirements have not been fulfilled, based on valid evidence, and the member of the Board of Commissioners concerned is notified in writing, taking into account the laws and regulations.

8.

Within a period of no later than 2 (two) working days from the date of finding out that the appointment of a member of the Board of Commissioners does not meet the requirements, another member of the Board of Commissioners must announce the cancellation of the appointment of the member of the Board of Commissioners concerned in the announcement media with due observance of regulations in the Capital Market sector and at the latest. no later than 7 (seven) days notifying the Minister of Law to be recorded in accordance with the laws and regulations.

9.

Legal actions that have been taken for and on behalf of the Company by members of the Board of Commissioners who do not meet the requirements prior to the cancellation of the appointment of members of the Board of Commissioners remain binding and become the responsibility of the Company.

10.

Legal actions taken for and on behalf of the Company by members of the Board of Commissioners who do not meet the requirements after the cancellation of the appointment as referred to in paragraph (7) of this Article are invalid and become the personal responsibility of the member of the Board of Commissioners concerned.

11.

In addition to meeting the criteria as referred to in paragraphs (3) and (4) of this Article, the appointment of members of the Board of Commissioners is carried out by considering integrity, dedication, understanding of company management issues related to one of the management functions, having adequate knowledge in the field of the Company's business, and can provide sufficient time to carry out its duties and other requirements based on the laws and regulations.

12.

The members of the Board of Commissioners are appointed and dismissed by the GMS, where the GMS is attended by the Shareholders of Series A Dwiwarna and the decision of the Meeting must be approved by the Shareholders of Series A Dwiwarna. The members of the Board of Commissioners are appointed by the GMS from the candidates proposed by the Series A Dwiwarna shareholder, which nomination is binding for the GMS.

13.

The decision of the GMS regarding the appointment and dismissal of members of the Board of Commissioners shall also determine the effective date of the appointment and dismissal. In the event that the GMS does not determine, the appointment and dismissal of the members of the Board of Commissioners shall take effect as of the closing of the GMS.

14. a. The members of the Board of Commissioners are appointed for a period commencing from the date determined by the GMS that appointed them and ends at the close of the 5th (fifth) Annual GMS after the date of their appointment, provided that they may not exceed a period of 5 (five) years, with taking into account the laws and regulations in the Capital Market sector, but without prejudice to the rights of the GMS at any time to dismiss such members of the Board of Commissioners before their term of office ends.

b.	After their term of office ends, members of the Board of Commissioners may be reappointed by the GMS for one term.
15.	Members of the Board of Commissioners may be dismissed at any time based on the decision of the GMS by stating the reasons.
16.

The reason for the dismissal of a member of the Board of Commissioners as referred to in paragraph (15) is carried out if based on the facts, the member of the Board of Commissioners concerned includes:

a.   unable to carry out their duties properly.

b.   violates the provisions of these Articles of Association and/or laws and regulations.

c.   involved in actions that are detrimental to the Company and/or the state;

d.  takes actions that violate ethics and/or propriety that should be respected as a member of the Board of     Commissioners.

e.   found guilty by a court decision that has permanent legal force,

f.    resigns.

17.

In addition to the reasons for dismissing members of the Board of Commissioners as referred to in paragraph (16) letters a to f, members of the Board of Commissioners may be dismissed by the GMS based on other reasons deemed appropriate by the GMS for the interests and objectives of the Company.

18.

The decision to dismiss for reasons as referred to in paragraph (16) letter a, letter b, letter c, letter d and paragraph (17), is taken after the person concerned is given the opportunity to defend himself in the GMS.

19.	Dismissal for reasons as referred to in paragraph (16) letter c and letter e of this Article is a dismissal with no respect.
20.

Between members of the Board of Commissioners and between members of the Board of Commissioners and members of the Board of Directors, it is prohibited to have family relationships up to the third degree, either vertically or horizontally, including relationships arising from marriage.

21.	In the event of a situation as referred to in paragraph (20), the GMS has the authority to dismiss one of them.
22.

The division of work among the members of the Board of Commissioners is regulated by themselves, and for the smooth running of its duties the Board of Commissioners may be assisted by the Secretary of the Board of Commissioners who is appointed by the Board of Commissioners.

23.	If at any time for any reason one or more positions of the Board of Commissioners are vacant:
a.

A GMS must be held to fill the vacant position if there are less than 2 (two) members of the Board of Commissioners, one of which is the President Commissioner or the vacant position is the President Commissioner.

b.	The GMS as referred to in letter a is held no later than 90 (ninety) days after the occurrence of the vacancy as referred to in letter a.
24.

If at any time for any reason all the positions of the members of the Board of Commissioners of the Company are vacant, the holders of the Series A Dwiwarna share may temporarily appoint an executor of the duties of members of the Board of Commissioners to carry out the work of the Board of Commissioners with the same authority, provided that within 90 (ninety) days after the vacancy occurs, a GMS must be held to fill the vacancy for the position of the Board of Commissioners.

25. a. A member of the Board of Commissioners has the right to resign from his/her position before the end of his/her term of office by giving written notification of his/her intention to the Company.

b.

The Company is required to hold a GMS to decide on the application for resignation of members of the Board of Commissioners within a period of no later than 90 (ninety) days after receipt of the resignation letter.

c.

The Company is obligated to disclose information to the public and submit it to the OJK no later than 2 (two) working days after the receipt of the request for resignation of the members of the Board of Commissioners as referred to in letter a of this paragraph and the results of the GMS as referred to in letter b.

d.

Before the resignation becomes effective, the relevant member of the Board of Commissioners is still obliged to complete his duties and responsibilities in accordance with these Articles of Association and the laws and regulations.

e.

Members of the Board of Commissioners who resign as mentioned above can still be held accountable as members of the Board of Commissioners from the appointment in question until the date of approval of his resignation at the GMS.

f.	The resignation of the resigning member of the Board of Commissioners is given after the Annual GMS releases him.
g.

In the event that a member of the Board of Commissioners resigns so that the number of members of the Board of Commissioners becomes less than 2 (two) people, then the resignation is valid if it has been determined by the GMS and a new member of the Board of Commissioners has been appointed, thus meeting the minimum requirements for the number of members of the Board of Commissioners.

26.	The position of a member of the Board of Commissioners ends when:

a. his resignation has been effective as referred to in paragraph (25) letter b;

b. dies;

c. his term of office ends;

d. dismissed based on the GMS;

e.	declared bankrupt by the Commercial Court which has permanent legal force or is placed under guardianship based on a court decision; or
f.	no longer meets the requirements as a member of the Board of Commissioners based on these Articles of Association and other laws and regulations.

27.	The provisions as referred to in paragraph (26) letter f include but are not limited to concurrent positions that are prohibited.
28.

For members of the Board of Commissioners who resign before or after their term of office ends, unless they resign due to death, then the person concerned remains responsible for his actions whose accountability has not been accepted by the GMS.

29.	Members of the Board of Commissioners are prohibited from holding concurrent positions as:
a.	members of the Board of Directors in State-Owned Enterprises, Regional-Owned Enterprises, Private-Owned Enterprises;
b.

political party administrators and/or candidates/members of the People's Representative Council, Regional Representative Council, Level I Regional People's Representative Council and Level II Regional People's Representative Council and/or candidates for regional head/deputy regional head;

c.	other positions in accordance with the provisions of laws and regulations; and/or
d.	other positions that may give rise to a conflict of interest.
30.

Members of the Board of Commissioners are given honorarium and allowances/facilities including tantiem and post-service benefits, the types and amounts of which are determined by the GMS with due observance of the laws and regulations.

DUTIES, AUTHORITIES AND OBLIGATIONS OF

THE BOARD OF COMMISSIONERS

Article 15

1.

The Board of Commissioners is in charge of supervising management policies, the course of management in general both regarding the Company and the Company's business carried out by the Board of Directors as well as providing advice to the Board of Directors including supervision of the implementation of the Company's Long-Term Plan, Work Plan and Company's Budget as well as the provisions of these Articles of Association and The resolutions of the GMS, as well as the laws and regulations, are for the benefit of the Company and in accordance with the aims and objectives of the Company.

2.	In carrying out the tasks as referred to in paragraph (1) then:

a.    The Board of Commissioners is authorized to:

a.1.	examine books, letters, and other documents, examine cash for verification purposes and other securities and examine the assets of the Company;
a.2.	enter the premises, building, and office used by the Company;
a.3.	request an explanation from the Board of Directors and/or other officials regarding all issues related to the management of the Company;
a.4.	acknowledge all policies and actions that have been and will be carried out by the Board of Directors;
a.5.	ask the Board of Directors and/or other officials under the Board of Directors with the knowledge of the Board of Directors to attend the Meeting of the Board of Commissioners;
a.6.	appoint and dismiss a Secretary to the Board of Commissioners;
a.7.	temporarily dismiss members of the Board of Directors in accordance with the provisions of these Articles of Association;
a.8.	establish the Audit Committee, Remuneration and Nomination Committee, Risk Monitoring Committee and other committees, if deemed necessary by taking into account the company's capabilities;
a.9.	use experts for certain matters and for a certain period of time at the expense of the Company, if deemed necessary;

a.10.   take actions to manage the Company under certain conditions for a certain period of time in accordance with the provisions of these Articles of Association;

a.11.  approve the appointment and dismissal of the Corporate Secretary and/or the Head of the Internal Control Unit;

a.12.	attend the Meeting of the Board of Directors and provide views on the matters discussed;

a.13.  carry out other supervisory authorities as long as they do not conflict with the laws and    regulations, the Articles of Association, and/or the resolutions of the GMS.

b.   The Board of Commissioners is obliged to:

a.1.	provide advice to the Board of Directors in carrying out the management of the Company;
a.2.

provide opinion and approval of the Company's Annual Work Plan and Budget as well as other work plans prepared by the Board of Directors, in accordance with the provisions of these Articles of Association;

a.3.following the development of the Company's activities, providing opinions and suggestions to the GMS regarding any issues deemed important to the management of the Company;

a.4.report to the Series A Dwiwarna shareholder if there are signs of a decline in the Company's performance;

a.5.propose to the GMS the appointment of a Public Accountant who will conduct an examination of the Company's books;

a.6.examine and review periodic reports and Annual Reports prepared by the Board of Directors and sign the Annual Report;

a.7.provide explanations, opinions and suggestions to the GMS regarding the Annual Report, if requested;

a.8.make the minutes of the meeting of the Board of Commissioners and keep a copy thereof;

a.9.report to the Company regarding the ownership of their shares and/or their families in the said Company and other companies;

a.10.provide a report on the supervisory duties that have been carried out during the last financial year to the GMS;

a.11.provide an explanation of all matters asked or requested by the Series A Dwiwarna shareholder by taking into account the laws and regulations, especially those applicable in the Capital Market sector;

a.12.

carry out other obligations in the context of supervisory duties and providing advice, as long as they do not conflict with the laws and regulations, the Articles of Association, and/or the resolutions of the GMS.

3.	In carrying out these duties, each member of the Board of Commissioners must:
a.	complies with these Articles of Association and laws and regulations as well as the principles of professionalism, efficiency, transparency, independence, accountability, responsibility, and fairness;
b.

in good faith, prudently and responsibly in carrying out the duties of supervising and providing advice to the Board of Directors for the benefit of the Company and in accordance with the purposes and objectives of the Company.

4.

Under certain conditions, the Board of Commissioners is required to hold the Annual GMS and other GMS in accordance with its authority as stipulated in the laws and regulations and these Articles of Association.

5.a. Each member of the Board of Commissioners is jointly and severally responsible for the Company's losses caused by mistakes or negligence of members of the Board of Commissioners in carrying out their duties.

b. Members of the Board of Commissioners cannot be held responsible for the loss of the Company as referred to in letter a, if they can prove:

1)	the loss is not due to his fault or negligence;
2)	has carried out supervision in good faith, full of responsibility, and prudence for the benefit and in accordance with the purposes and objectives of the Company;
3)	does not have a conflict of interest, either directly or indirectly, over supervisory actions that result in losses; and
4)	has taken action to prevent the occurrence or continuation of the loss.

MEETING OF THE BOARD OF COMMISSIONERS

Article 16

1.	All decisions of the Board of Commissioners are taken at the Meeting of the Board of Commissioners.
2.	The Board of Commissioners must hold a meeting at least 1 (one) time in 12 (two) months.
3.	The Board of Commissioners must hold regular meetings with the Board of Directors at least 1 (one) time in 4 (four) months.
4.	The Board of Commissioners may hold a meeting at any time at the request of 1 (one) or several members of the Board of Commissioners or the Board of Directors, stating the matters to be discussed.
5.

Invitations for the Meeting of the Board of Commissioners must be made by the President Commissioner. In the event that the President Commissioner is absent, which does not need to be proven to a third party, the invitations for a meeting shall be made by the Vice President Commissioner. In the event that the Vice President Commissioner is unavailable due to any reason, which does not need to be proven to a third party, the invitations for a meeting shall be made by a member of the Board of Commissioners

6.a. The invitation to the Meeting of the Board of Commissioners must be made in writing and delivered or submitted directly to each member of the Board of Commissioners with an adequate receipt, or by registered post or by courier service or by telex, facsimile or electronic mail (e-mail) no later than 5 (five) days before the meeting is held, without taking into account the date of the invitations and the date of the meeting, or in a shorter time if in an urgent situation.

b. The invitations as mentioned above are not required for meetings that have been scheduled based on the decisions of the Meeting of the Board of Commissioners previously held.

7.

Invitation to the Meeting of the Board of Commissioners must include the agenda, date, time and place of the meeting. Meetings of the Board of Commissioners are held at the domicile of the Company or in other places within the territory of the Republic of Indonesia or at the place of business activities of the Company.

8.	All Meeting of the Board of Commissioners are chaired by the President Commissioner.

9.a. In the event that the President Commissioner is absent or unavailable, the Vice President Commissioner shall chair the Meeting of the Board of Commissioners; or the Meeting of the Board of Commissioners will be chaired by a member of the Board of Commissioners appointed by the President Commissioner if at the same time the Vice President Commissioner is absent or unavailable; or the Meeting of the Board of Commissioners will be chaired by a member of the Board of Commissioners who is appointed by the Vice President Commissioner if at the same time the President Commissioner is absent or unavailable and does not make appointment.

b.

If the GMS does not appoint a Vice President Commissioner, in the event that the President Commissioner is absent or unavailable, the Meeting of the Board of Commissioners shall be chaired by another member of the Board of Commissioners appointed by the President Commissioner.

10.

In the event that the President Commissioner does not make an appointment, then one of the members of the Board of Commissioners Directors who has served the longest as a member of the Board of Commissioners shall chair the Meeting of the Board of Commissioners

11.	Meetings of the Board of Commissioners are valid and have the right to make binding decisions if attended and/or represented by more than 1/2 (half) of the total members of the Board of Commissioners.
12.

In the event that there is more than one member of the Board of Commissioners who has served the longest as a member of the Board of Commissioners, then the oldest member of the Board of Commissioners as referred to in paragraph (10) of this Article shall act as chairman of the meeting.

13.	In the event that there is more than one proposal, then a re-election will be conducted so that one of the proposals receives more than 1/2 (half) of the total votes cast.
14.

In a meeting of the Board of Commissioners, each member of the Board of Commissioners is entitled to cast 1 (one) vote and an additional 1 (one) vote for each other member of the Board of Commissioners legally represented at the meeting.

15.

A blank vote (abstain) is deemed to have approved the proposal submitted at the meeting. Invalid votes are considered non-existent and are not counted in determining the number of votes cast at the meeting.

16.

Voting concerning individuals shall be conducted by means of a closed ballot without a signature. while voting on other matters is conducted orally, unless the Chairperson of the Meeting determines otherwise without any objections based on the majority vote of those present.

17.

Resolutions of the Meeting of the Board of Commissioners must be taken based on deliberation for consensus. If a decision based on deliberation for consensus is not reached, then the decision must be taken by voting based on the affirmative vote of more than 1/2 (half) of the number of valid votes cast at the relevant meeting.

18. a. The results of the Meeting as referred to in paragraph (2) of this Article must be stated in the Minutes of the Meeting. Minutes of the Meeting must be prepared by a person present at the meeting appointed by the Chairperson of the Meeting and then signed by all members of the Board of Commissioners present and submitted to all members of the Board of Commissioners.

b.

The results of the meeting as referred to in paragraph (3) of this Article must be stated in the Minutes of the Meeting. Minutes of the Meeting must be prepared by a person present at the meeting who is appointed by the Chairperson of the Meeting and then signed by all members of the Board of Commissioners and members of the Board of Directors present and submitted to all members of the Board of Commissioners and members of the Board of Directors.

c.

In the event that a member of the Board of Commissioners and/or a member of the Board of Directors does not sign the results of the meeting as referred to in letters a and b, the person concerned must state the reasons in writing in a separate letter attached to the Minutes of the Meeting.

d.	Minutes of Meeting as referred to in letter a and letter b must be documented by the Company.
e.	Minutes of the Meeting of the Board of Commissioners are valid evidence for the members of the Board of Commissioners and for third parties regarding the decisions taken at the relevant meeting.

19. a. The Board of Commissioners may also make valid decisions without holding a Meeting of the Board of Commissioners provided that all members of the Board of Commissioners have been notified in writing and all members of the Board of Commissioners have given their approval of the proposal submitted in writing and signed the agreement.

b. Decisions taken in this way have the same power as decisions taken legally in the Meeting of the Board of Commissioners.

20.

In the event that a member of the Board of Commissioners is unable to attend the meeting physically, the member of the Board of Commissioners may attend the meeting by means of teleconference, video conference, or other electronic media facilities in accordance with the provisions.

21.

Every member of the Board of Commissioners who personally in any way, directly or indirectly, has an interest in a transaction, contract or proposed contract in which the Company is a party, must state the nature of his interest in a meeting of the Board of Commissioners and is not entitled to participate in voting on matters relating to the transaction or contract.

ANNUAL WORK PLAN AND BUDGET

Article 17

1.	The Board of Directors is required to prepare the Company's Annual Work Plan and Budget for each financial year, which at least contains:
a.	mission, business objectives, business strategy, company policies, and work programs/activities;
b.	the Company's budget which is detailed for each work program/activity budget;
c.	financial projections of the Company and its subsidiaries; and
d.	other matters that require the decision of the Board of Commissioners.
2.

The Board of Commissioners is required to prepare a work program for the Board of Commissioners which is an integral part of the Company's Annual Work Plan and Budget prepared by the Board of Directors as referred to in paragraph (1).

3.

The draft of the Company's Annual Work Plan and Budget which has been signed by all members of the Board of Directors shall be submitted to the Board of Commissioners, no later than 30 (thirty) days before the start of the new financial year or within the time stipulated in the laws and regulations, for approval. Board of Commissioners.

4.

The draft of the Company's Annual Work Plan and Budget is approved by the Board of Commissioners no later than 30 (thirty) days after the current fiscal year (the year of the relevant Company's Annual Work Plan and Budget) or within the time stipulated in the laws and regulations.

5.

In the event that the draft of the Company's Work Plan and Budget has not been submitted by the Board of Directors and/or the Company's Work Plan and Budget has not been approved within the period as referred to in paragraph (4), the previous year's Company's Work Plan and Budget shall apply.

FINANCIAL YEAR AND ANNUAL REPORT

Article 18

1.	The Company's financial year runs from the 1st (first) January to 31st (thirty-first) December of the same year. At the end of December each year, the Company's books are closed.
2.	The Board of Directors is required to prepare an Annual Report which contains at least:

a. an overview of important financial data;

b. stock information (if any);

c. Board of Directors report;

d. the report of the Board of Commissioners;

e. Company profile;

f. management analysis and discussion;

g. corporate governance;

h. the Company's social and environmental responsibility;

i. audited annual financial report;

j.	statement letter from members of the Board of Directors and members of the Board of Commissioners regarding the responsibility for the Annual Report.
3.

The Board of Commissioners is required to compile a report on the supervisory duties that have been carried out by the Board of Commissioners during the last financial year which is an integral part of the Annual Report prepared by the Board of Directors as referred to in paragraph (2).

4.

The draft Annual Report including the financial statements that have been audited by a public accountant, which has been signed by all members of the Board of Directors shall be submitted to the Board of Commissioners for review and signature prior to submission to the Annual GMS for approval and approval.

5.

The Annual Report as referred to in paragraph (2) of this Article which has been signed by all members of the Board of Directors and all members of the Board of Commissioners shall be submitted by the Board of Directors to the Annual GMS no later than 5 (five) months after the end of the Fiscal Year with due observance of the provisions.

6.

In the event that a member of the Board of Directors and the Board of Commissioners does not sign the said Annual Report, the reasons must be stated in writing or the reasons stated by the Board of Directors in a separate letter attached to the Annual Report.

7.

In the event that a member of the Board of Directors or a member of the Board of Commissioners does not sign the Annual Report as referred to in paragraph (5) of this Article and does not provide a written reason, the person concerned is deemed to have approved the contents of the Annual Report.

8.

The approval of the Annual Report, including the ratification of the financial statements as referred to in paragraph (4) of this Article, shall be carried out by the Annual GMS no later than the end of the 5th (fifth) month after the end of the financial year.

9.

Approval of the Annual Report, including the ratification of the financial statements as well as the report on the supervisory duties of the Board of Commissioners and the decision on the use of profits are determined by the GMS.

10.

Approval of the Annual Report, including the report on supervisory duties by the Board of Commissioners and ratification of the financial statements by the Annual GMS, means granting settlement and release to members of the Board of Directors and members of the Board of Commissioners for the management and supervision that have been carried out during the past financial year, to the extent that such actions evident in the Annual Report including financial reports, reports on supervisory duties by the Board of Commissioners, and in accordance with the provisions.

11.	The Annual Report including the financial statements as referred to in paragraph (4) must be provided at the Company's head office from the date of invitation until the date of the Annual GMS.

12.  The Company is obliged to publish financial reports including Balance Sheet and Profit/Loss Report in Indonesian language newspapers and with national circulation according to the procedures as regulated in the laws and regulations in the Capital Market sector.

REPORTING

Article 19

1.	The Board of Directors is required to prepare periodic reports containing the implementation of the Company's Work Plan and Budget.
2.	Periodic reports as referred to in paragraph (I) include quarterly reports and annual reports.
3.	In addition to the periodic reports as referred to in paragraph (2), the Board of Directors may at any time also provide special reports to the Board of Commissioners.
4.	Periodic reports and other reports as referred to in paragraphs (1) and (3), shall be submitted in the form, content and procedures for preparation in accordance with the laws and regulations.
5.	The Board of Directors must submit a quarterly report to the Board of Commissioners no later than 30 (thirty) days after the end of the quarterly period.

GENERAL MEETING OF SHAREHOLDERS

Article 20

1.     GMS in the Company are:

a.	Annual GMS, as referred to in Article 21 of these Articles of Association.
b.

Another GMS is the GMS which is held at any time based on the need as stipulated in Article 22 of these Articles of Association. GMS in these Articles of Association means both the “Annual GMS” and “other GMS”, unless expressly stated otherwise.

3.

In addition to the implementation of the GMS as referred to in the OJK Regulation regarding the plan and implementation of the Company's GMS, the Company may conduct the GMS electronically in accordance with the regulations in the Capital Market sector.

4.	The Company may conduct the GMS electronically (hereinafter referred to as “e-GMS”) by using the e-GMS provided by:
a.	Depository and Settlement Institution appointed by the regulator in the Capital Market sector;
b.	e-GMS provider, namely the party providing and managing e-GMS; or
c.	Company;

as specifically regulated in the regulations in the Capital Market sector.

5.	The Board of Directors holds the Annual GMS and other GMS. GMS may be held at the request of the shareholders or the Board of Commissioners with due observance of the provisions in paragraph (6).
6.	Requests for the holding of the GMS by the Shareholders or the Board of Commissioners:
a.	The holding of the GMS can be carried out at the request of:

i.   Series A Dwiwarna Shareholder;

ii.  Board of Commissioners; or

iii. The request of one person or jointly represents 1/10 (one tenth) or more of the total number of shares issued by the Company with valid voting rights, by complying with the provisions of these Articles of Association and the laws and regulations.

b.	The request for holding a GMS in letter a is submitted to the Board of Directors by registered letter accompanied by the reasons with a copy to the Board of Commissioners.
c.	The request for holding a GMS in letter a of this paragraph must:

1)    be done in good faith;

2)    consider the interests of the Company;

3)   be accompanied by reasons and materials related to matters that must be decided in the GMS;

4)    not have conflict with the laws and regulations and these Articles of Association;

d.

The proposal for holding a GMS from the shareholders as referred to in letter a of this paragraph must be a request that requires a GMS decision and according to the assessment of the Board of Directors has met the requirements in letter c.

e.

The Board of Directors is required to make an announcement of the GMS to the shareholders within a period of no later than 15 (fifteen) days as of the date the request for holding the GMS as referred to in letter a paragraph is received by the Board of Directors.

f.

In the event that the Board of Directors does not make the announcement of the GMS as referred to in letter e, the shareholders may re-submit the request for holding the GMS to the Board of Commissioners.

g.

The Board of Commissioners is required to make announcements of the GMS to shareholders within a period of no later than 15 (fifteen) days from the date the request for holding the GMS in letter f is received by the Board of Commissioners.

h.

In the event that the Board of Directors or Board of Commissioners does not make the announcement of the GMS within the period as referred to in letter e of this paragraph and letter g, the Board of Directors or Board of Commissioners must announce:

1)	that there is a request for holding a GMS from the shareholders as referred to in letter a of this paragraph; and
2)	the reason for not holding the GMS.
i.

The announcement as referred to in letter h is made within a period of no later than 15 (fifteen) days from the receipt of the request for holding a GMS from the shareholders as referred to in letter b and letter f of this paragraph.

j.	Announcement as referred to in letter e, letter g and letter h of this paragraph at least through:

1) the website of e-GMS provider;

2) the website of the Stock Exchange; and

3) the website of the Company.

In Indonesian and foreign languages, provided that the foreign language used is at least English.

k.	In the event that the announcement in letter j uses a language other than Indonesian, it must contain the same information as the information in the announcement that uses Indonesian.
l.	In the event that there is a difference in the interpretation of the announcement information in letter j of this paragraph, the information used as a reference is the information in Indonesian.
m.

In the event that the Board of Directors does not make the announcement of the GMS as referred to in letter a of this paragraph at the proposal of the Board of Commissioners, then in no later than 15 (fifteen) days from the date the request for holding a GMS is received, the Board of Directors must announce:

1)	that there is a request for holding a GMS from the Board of Commissioners which is not held; and

2)    the reason for not holding the GMS.

n.

In the event that the Board of Directors has made the announcement as referred to in letter m of this paragraph or the period of 15 (fifteen) days has elapsed, the Board of Commissioners holds its own GMS.

o.

The Board of Commissioners is required to make the announcement of the GMS to shareholders no later than 15 (fifteen) days from the date of announcement as referred to in letter m of this paragraph or the period of 15 (fifteen) days as referred to in number 2 of this paragraph has passed.

p.

The Board of Commissioners is required to submit notification of the agenda of the meeting to the Financial Services Authority no later than 5 (five) working days prior to the announcement as referred to in letter o of this paragraph.

q.

In the notification of the GMS agenda at the request of the Board of Commissioners, it must also contain information that the Board of Directors does not conduct the GMS at the request of the Board of Commissioners, if the Board of Commissioners conducts the proposed GMS itself.

r.

In the event that the Board of Commissioners does not make the announcement of the GMS as referred to in letter g of this paragraph, the shareholders as referred to in letter a of this paragraph may submit a request for the holding of the GMS to the chairman of the District Court whose jurisdiction covers the domicile of the Company to determine the granting of a permit to hold the GMS.

s.

Shareholders who have obtained a court decision to hold a GMS as referred to in letter o are also required to attach a document containing the name of the shareholder and the number of their share ownership in a company that has obtained a court order to hold a GMS and a court order in notification to the OJK regarding the GMS will be held.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

Article 21

1.	The Annual GMS must be held every year, after the financial year ends in accordance with the laws and regulations.
2.	In the Annual GMS:
a.	The Board of Directors submits the Annual Report as referred to in Article 19 of these Articles of Association;
b.	The Board of Directors is required to submit a proposal for the use of the Company's net profit, if the Company has a positive profit;
c.

Appointment of a Public Accounting Firm registered with OJK as proposed by the Board of Commissioners, to audit the Company's financial statements for the current year, including audits of internal control over financial reporting; in accordance with the applicable provisions of the capital market authority at the place where the Company's shares are registered and/or listed;

d.

The Board of Directors may propose other matters in the interest of the Company in accordance with the provisions of these Articles of Association. Approval of the Annual Report including the ratification of the financial statements as well as the report on the supervisory duties of the Board of Commissioners carried out by the GMS, means giving full discharge and release of responsibility to the members of the Board of Directors and the Board of Commissioners for the management and supervision that have been carried out during the past financial year, as long as these actions are reflected in the Annual Report and financial statements except for embezzlement, fraud and other criminal acts.

OTHER GENERAL MEETINGS OF SHAREHOLDERS

Article 22

Other GMS may be held at any time based on the need for the interest of the Company.

PLACE, NOTIFICATION, ANNOUNCEMENT, INVITATION AND TIME OF

THE GENERAL MEETING OF SHAREHOLDERS

Article 23

1.	The Company is obliged to determine the place and time of holding the GMS.
2.	The place where the GMS is held must be conducted in the territory of the Republic of Indonesia, which can be held at:

a.    the domicile of the Company;

b.   the place where the Company conducts its main business activities;

c.  the provincial capital where the domicile or place of the Company's main business activities is         located; or

d. province of the domicile of the Stock Exchange where the Company's shares are listed.

3.	The Board of Directors convenes the GMS preceded by notification of the GMS to the OJK, announcement of the GMS and the invitations for the GMS as specified in this Article.
4.	Notification of the GMS to OJK is carried out under the following conditions:
a.	The Company is required to submit notification of the GMS agenda to OJK no later than 5 (five) working days prior to the announcement of the GMS, excluding the announcement date of the GMS.
b.	The agenda of the GMS as referred to in letter a must be disclosed clearly and in detail.
c.

In the event that there is a change in the agenda of the GMS as referred to in letter b, the Company is obligated to submit the change in the agenda to the OJK no later than the time of invitations for the GMS.

d.

The provisions of letter a, letter b and letter c mutatis mutandis apply to notification of the holding of the GMS by shareholders who have obtained a court order to hold the GMS as referred to in Article 20 paragraph (4) letter o of these Articles of Association.

5.	Announcement of the GMS shall be made with the following provisions:
a.	The Company is obligated to announce the GMS to shareholders no later than 14 (fourteen) days prior to the GMS invitation, excluding the announcement date and the date of the invitation.
b.	Announcement of the GMS in letter a shall at least contain:
1)	provisions for shareholders who are entitled to attend the GMS;
2)	provisions for shareholders who are entitled to propose the agenda of the GMS;
3)	the date of holding the GMS; and
4)	date of invitations for GMS.
c.

In the event that the GMS is held at the request of the shareholders or the Board of Commissioners, in addition to containing the matters referred to in letter b of this paragraph, the announcement of the GMS as referred to in letter a of this paragraph must contain information that the Company is holding a GMS due to the request of the shareholders or the Board of Commissioners.

d.	Announcement of the GMS to shareholders as referred to in letter a of this paragraph, at least through:

1) the website of e-GMS provider;

2) the website of the Stock Exchange; and

3) the website of the Company.

In Indonesian and foreign languages, provided that the foreign language used is at least English.

e.	Announcements that use foreign languages must contain information in announcements that use Indonesian.
f.

In the event that there is a difference in the interpretation of information published in a foreign language with that published in Indonesian, the information in Indonesian shall be used as a reference.

g.

In the event that the GMS is held at the request of the shareholders, the submission of evidence of the announcement of the GMS as referred to in letter g is accompanied by a copy of the request for holding the GMS as referred to in Article 20 paragraph (4) of these Articles of Association.

h.	Announcement of the GMS, to decide on transactions containing conflicts of interest, is carried out by following the Capital Market regulations.
i.

The provisions of letters a to g of this paragraph mutatis mutandis apply to the announcement of the holding of the GMS by shareholders who have obtained a court order to hold the GMS as referred to in Article 20 paragraph (4) letter o of these Articles of Association.

6.	The proposed the agenda of the meeting may be submitted by the shareholders with the following conditions:
a.	Shareholders may propose the agenda of the meeting in writing to the Board of Directors no later than 7 (seven) days prior to the invitations for the GMS.
b.	Shareholders who can propose the agenda of the meeting as referred to in letter a are:

b.1 the shareholder of Series A Dwiwarna;

b.2	1 (one) shareholder or more representing 1/20 (one twenty) or more of the total number of shares issued by the Company with valid voting rights.

c.  The proposed agenda of the meeting as referred to in letter a of this paragraph must:

1) be done in good faith;

2) consider the interests of the Company;

3) include reasons and materials for the proposed agenda of the meeting; and

4) not have conflict with the laws and regulations.

d.

The proposed agenda for the meeting from the shareholders as referred to in letter a of this paragraph is an agenda that requires a resolution of the GMS, and according to the assessment of the Board of Directors has met the requirements in letter c.

e.	The Company is required to include the proposed agenda of the meeting from the shareholders as referred to in letter a of this paragraph in the agenda of the meeting contained in the invitations.
7.	Invitations for GMS shall be made with the following conditions:
a.	The Company is required to make an invitation to shareholders no later than 21 (twenty-one) days prior to the GMS, excluding the date of the invitations and the date of the GMS.
b.	The invitations for the GMS as referred to in letter a shall at least contain the following information:

1) the date of holding the GMS;

2) the time of holding the GMS;

3) the place where the GMS is held;

4) provisions of shareholders who are entitled to attend the GMS:

5) the agenda of the meeting including an explanation of each of the agenda items; and

6)	information stating that materials related to the agenda of the meeting are available to shareholders from the date of the invitation to the GMS until the GMS is held

7) Information that shareholders can give power of attorney through the e-GMS.

c.	Invitations for the GMS to shareholders as referred to in letter a in this paragraph shall at least be through:

1) the website of e-GMS provider;

2) the website of Stock Exchange; and

3) the website of the Company.

in Indonesian and foreign languages, provided that the foreign language used is at least English.

d.	Invitations using a foreign language must contain the same information as the information in the announcement using the Indonesian language.
e.

In the event that there is a difference in the interpretation of information announced in a foreign language with that published in Indonesian, the information in Indonesian shall be used as a reference.

f.

Without prejudice to other provisions in these Articles of Association, invitations must be made by the Board of Directors or Board of Commissioners in the manner specified in these Articles of Association, with due observance of the laws and regulations in the Capital Market sector.

g.

The provisions of letters a to f of this paragraph mutatis mutandis apply to invitations for holding a GMS by shareholders who have obtained a court order to hold a GMS as referred to in Article 20 paragraph (4) letter o of these Articles of Association.

8.	The invitations for the second GMS shall be made with the following conditions:

a.	Invitation for the second GMS is made within a period of no later than 7 (seven) days before the second GMS is held.
b.

In the invitation to the second GMS, it must state that the first GMS has been held and has not reached a quorum of attendance. This provision applies without prejudice to the laws and regulations in the Capital Market sector and other laws and regulations as well as the regulations of the Stock Exchange where the Company's shares are listed.

c.	The second GMS is held within a period of no later than 10 (ten) days and no later than 21 (twenty-one) days after the first GMS is held.
d.

The provisions on the media for the invitations and the rectification of the invitations for the GMS as referred to in paragraph (7) letter c to letter f and paragraph (11) of this Article shall apply mutatis mutandis to the invitations for the second GMS.

9.	The invitations for the third GMS shall be made with the following conditions:
a.	The invitations for the third GMS at the request of the Company shall be determined by OJK.
b.	The invitations for the third GMS stated that the second GMS had been held and did not reach a quorum of attendance.
10.	The agenda for the meeting shall be regulated with the following provisions:
a.	The Company is required to provide materials of the agenda of the meeting for shareholders which can be accessed and downloaded through the website of Company and/or the website of e-GMS;
b.	The material for the agenda of the meeting as referred to in letter a must be available from the date of the invitation to the GMS until the holding of the GMS;
c.

In the event that the provisions of other laws and regulations stipulate the obligation to provide materials for the agenda of the meeting earlier than the provisions referred to in letter b, the provision of materials for the agenda of the meeting shall comply with the provisions of the said other laws and regulations;

d.

In the event that the GMS is a GMS which is only attended by Independent Shareholders, the Company is required to provide a statement form with sufficient stamp duty to be signed by the Independent Shareholders prior to the implementation of the GMS, at least stating that:

1)	the person concerned is truly an Independent Shareholder; and
2)	if at a later date it is proven that the statement is not true, the person concerned may be subject to sanctions in accordance with the provisions.
e.	Copies of the physical documents as referred to in letter d are provided free of charge at the Company's office if it is requested in writing by the shareholders.
f.	Copies of electronic documents as referred to in letter d of this paragraph can be accessed or downloaded through the website of the Company.
g.

During the holding of the GMS, the Shareholders are entitled to obtain information on the agenda of the meeting and materials related to the agenda of the meeting as long as it does not conflict with the interests of the Company.

11.	A correction of the invitations for the GMS can be made with the following conditions:
a.

The Company is obliged to make corrections to the GMS invitations if there is a change in the information in the GMS invitations that has been made as referred to in paragraph (7) letter b of this Article;

b.

In the event that the correction of the invitation to the GMS as referred to in letter a contains information on the change in the date of holding the GMS and/or the addition of the agenda for the GMS, the Company is obligated to carries out re-invitation for the GMS in accordance with the procedure of invitation as regulated in paragraph (7) of this Article;

c.

If the change in information regarding the date of holding the GMS and/or the addition of the agenda for the GMS is made through no fault of the Company or on the orders of the Financial Services Authority, the provisions on the obligation to make re-invitation of the GMS as referred to in letter (b) do not apply, as long as the Financial Services Authority does not order it to be carried out re-invitation.

CHAIRMAN, RULES AND MINUTES OF

THE GENERAL MEETING OF SHAREHOLDERS

Article 24

1.	The GMS is chaired by the chairman of the GMS with the following provisions:
a.	The chairman of the GMS is a member of the Board of Commissioners appointed by the Board of Commissioners.
b.	In the event that all members of the Board of Commissioners are absent or unavailable, the GMS shall be chaired by a member of the Board of Directors appointed by the Board of Directors.
c.

In the event that all members of the Board of Commissioners or members of the Board of Directors are absent or unavailable as referred to in letters a and b, the GMS shall be chaired by the shareholders present at the GMS appointed from and by the participants of the GMS.

d.

In the event that a member of the Board of Commissioners appointed by the Board of Commissioners to chair the GMS has a conflict of interest with the agenda to be decided at the GMS, the GMS shall be chaired by another member of the Board of Commissioners who does not have a conflict of interest, who is appointed by the Board of Commissioners.

e.	In the event that all members of the Board of Commissioners have a conflict of interest, the GMS shall be chaired by a member of the Board of Directors appointed by the Board of Directors.
f.

In the event that one of the members of the Board of Directors appointed by the Board of Directors to chair the GMS has a conflict of interest on the agenda to be decided at the GMS, the GMS shall be chaired by a member of the Board of Directors who does not have a conflict of interest.

g.

In the event that all members of the Board of Directors have a conflict of interest, the GMS shall be chaired by a non-controlling shareholder who is elected by the majority of the other shareholders present at the GMS.

h.	The Chairman of the GMS has the right to request that those present prove their authority to attend the GMS and/or request that a power of attorney to represent the shareholders be shown to him.
2.	The Company is required to conduct a GMS with the following rules:
a.	At the time of the GMS, the rules of GMS must be given to the shareholders present.
b.	The main points of the rules of the GMS as referred to in letter a must be read out before the GMS begins.
c.	At the opening of the GMS, the chairman of the GMS is required to provide an explanation to the shareholders regarding at least:

1) the general condition of the Company in brief;

2) the agenda of the meeting;

3) decision-making mechanism related to the agenda of the meeting; and

4) procedures for using the rights of shareholders to raise questions and/or opinions.

3.	The Company is required to make the minutes of the GMS with the following provisions:
a.	Minutes of the GMS are made in Indonesian. The minutes of the GMS are valid evidence to all shareholders and third parties regarding the decisions and everything that happened in the meeting.
b.	Minutes of the GMS must be drawn up and signed by the chairman of the meeting and at least 1 (one) shareholder appointed from and by the participants of the GMS.
c.	The signature as referred to in letter b is not required if the minutes of the GMS are made in the form of a deed of minutes of the GMS made by a Notary.
d.	The minutes of the GMS as referred to in letter a of this paragraph must be submitted to the OJK no later than 30 (thirty) days after the GMS is held.
e.	In the event that the time for submitting the minutes of the GMS as referred to in letter d falls on a holiday, the minutes of the GMS must be submitted no later than the next working day.
4.	The Company is required to make a summary of the minutes of the GMS with the following provisions:
a.	The summary of the minutes of the GMS must contain at least the following information:
1)	the date of the GMS, the place of the GMS, the time of the GMS, as well as the agenda of the GMS;
2)	members of the Board of Directors and members of the Board of Commissioners present at the GMS;
3)	the number of shares with valid voting rights present at the GMS and the percentage of the total shares with valid voting rights;
4)	whether or not there is an opportunity for shareholders to ask questions and/or provide opinions regarding the agenda of the meeting;
5)	the number of shareholders who ask questions and/or provide opinions regarding the agenda of the meeting, if the shareholders are given the opportunity;
6)	mechanism for the GMS decision-making;
7)	voting results which include the number of votes for agreeing, disagreeing, and abstain (not voting) for each agenda item of the meeting, if the decision is made by voting;
8)	the resolution adopted in the GMS; and
9)	implementation of cash dividend payments to entitled shareholders, if there is a GMS decision related to the distribution of cash dividends.
b.	The summary of the minutes of the GMS as referred to in letter a must be announced to the public at least through:

1) the website of e-GMS provider;

2) the website of Stock Exchange; and

3) the website of Company.

in Indonesian and foreign languages provided that the foreign language used is at least English.

c.	Announcements using foreign languages must contain the same information as information in announcements using Indonesian.

d.

In the event that there is a difference in the interpretation of information announced in a foreign language with that published in Indonesian, the information in Indonesian shall be used as a reference.

e.	The announcement of the summary of the minutes of the GMS as referred to in letter b of this paragraph must be announced to the public no later than 2 (two) working days after the GMS is held.
f.	The proof of announcement of the minutes of the GMS as referred to in letter b number 1) of this paragraph must be submitted to OJK no later than 2 (two) working days after it is announced.
g.	The provisions of paragraph (3) letter d and letter e as well as paragraph (4) letter b, letter e and letter f of this Article, mutatis mutandis apply to:
1)	submission to the OJK of the minutes of the GMS and the summary of the minutes of the GMS announced; and
2)	announcement of the summary of the minutes of the GMS;

-from the holding of the GMS by the shareholders who have obtained a court order to hold the GMS as referred to in Article 20 paragraph (4) letter o of these Articles of Association.

QUORUM, VOTING RIGHTS AND RESOLUTION OF

THE GENERAL MEETING OF SHAREHOLDERS

Article 25

1.

As long as it is not regulated otherwise in these Articles of Association, the attendance quorum and resolutions of the GMS on matters that must be decided at the meeting shall be made by following the provisions:

a.

attended by shareholders who represent more than 1/2 (half) of the total shares with valid voting rights and the decision is valid if approved by more than 1/2 (half) of the total shares with valid voting rights present at the meeting unless the Law and/or Articles of Association stipulates a larger number of quorum;

b.

In the event that the quorum of attendance as referred to in letter a is not reached, the second GMS is valid and has the right to make binding decisions if attended by shareholders representing at least 1/3 (one thirds) of the total shares with valid voting rights, and the decision is valid if it is approved by more than 1/2 (half) of the total shares with voting rights present at the meeting unless the Law and/or Articles of Association stipulates a larger number of quorum;

c.

In the event that the quorum of attendance at the second GMS as referred to in letter b is not reached, the third GMS may be held provided that the third GMS is valid and has the right to make decisions if attended by shareholders of the shares with valid voting rights in the quorum of attendance and the requirements for decision-making determined by OJK at the request of the Company.

2.

The GMS for the agenda of transferring the Company's assets or making collateral for the debts of the Company's assets which constitute more than 50% (fifty percent) of the total net assets of the Company in 1 (one) transaction or better related to each other or not carried out with the following provisions:

a.

attended by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent at least 3/4 (three-fourth) of the total number of shares with valid voting rights and the decision is valid if it is approved by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent more than 3/4 (three-quarters) of the total number of shares with voting rights present at the meeting;

b.

In the event that the quorum of attendance as referred to in letter a is not reached, the second GMS is valid and has the right to make binding decisions if it is attended by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent at least at least 2/3 (two thirds) of the total shares with valid voting rights and the decision must be approved by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent more than 3/4 (three-fourths) of the total number of shares with voting rights present at the meeting; and

c.

In the event that the quorum of attendance at the second GMS as referred to in letter b is not reached, the third GMS may be held provided that the third GMS is valid and entitled to make decisions if it is attended by the Series A Dwiwarna shareholders and other shareholders and/or their legal representatives together in attendance quorum and decision-making requirements set by OJK at the request of the Company.

3.	The GMS to approve transactions that have a conflict of interest is carried out with the following conditions:
a.

attended by independent shareholders representing more than 1/2 (half) of the total shares with valid voting rights owned by independent shareholders and the decision is valid if approved by independent shareholders representing more than 1/2 (half) of the total shares with valid voting rights owned by independent shareholders;

b.

In the event that the quorum as referred to in letter b is not achieved, the second GMS is valid if attended by independent shareholders representing more than 1/2 (half) of the total shares with valid voting rights owned by independent shareholders and approved by more than 1/2 (half) of the total shares owned by independent shareholders who attend the meeting;

c.

In the event that the quorum of attendance at the second GMS as referred to in letter c is not reached, the third GMS may be held provided that the third GMS is valid and has the right to make decisions if attended by independent shareholders of shares with valid voting rights, in a quorum of attendance determined by OJK on Company's application;

d.	the decision of the third GMS is valid if it is approved by the independent shareholders representing more than 50% (fifty percent) of the shares owned by the independent shareholders present; and
e.	Shareholders who have a conflict of interest are considered to have made the same decision as the decision approved by an independent shareholder who does not have a conflict of interest.
4.

GMS for appointment and dismissal of members of the Board of Directors and Board of Commissioners, issuance of Equity Securities and/or increase in subscribed and paid-up capital shall be carried out with the following provisions:

a.

attended by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent more than 1/2 (half) of the total number of shares with valid voting rights and the decision is approved by the shareholder of Series A Dwiwarna and other shareholders and/or their legal representatives who together represent more than 1/2 (half) of the total shares with voting rights present at the meeting;

b.

In the event that the quorum of attendance as referred to in letter a is not reached, then the second GMS is valid if attended by the holder of Series A Dwiwarna share and other shareholders and/or their legal representatives who together represent at least 1/3 (one thirds) portion of the total number of shares with valid voting rights and the decision must be approved by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent more than 1/2 (half) portion of the total number of shares with voting rights present at the meeting;

c.

In the event that the quorum of attendance at the second GMS as referred to in letter b is not reached, the third GMS may be held by meeting the third GMS valid and entitled to make decisions if attended by the Series A Dwiwarna shareholders and other shareholders and/or their legal representatives together in attendance quorum and decision-making requirements set by OJK at the request of the Company.

5.	GMS to amend these Articles of Association shall be carried out under the following conditions:
a.

attended by Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent at least 2/3 (two thirds) portion of the total number of shares with valid voting rights and the decision must be approved by the shareholder of Series A Dwiwarna and other shareholders and/or their legal representatives who together represent more than 2/3 (two thirds) portion of the total number of shares with voting rights present at the meeting;

b.

In the event that the quorum of attendance as referred to in letter a is not achieved, the second GMS is valid if attended by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent at least 3/5 (three-fifths) portion of the total number of shares with valid voting rights and the decision must be approved by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent more than 1/2 (half) portion of the total number of shares with voting rights present at the meeting;

c.

In the event that the quorum of attendance at the second GMS as referred to in letter b is not reached, the third GMS may be held provided that the third GMS is valid and entitled to make decisions if attended by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives jointly in attendance quorum and decision-making requirements set by OJK at the request of the Company.

6.

With due observance of the provisions of the laws and regulations, a Merger, Consolidation, Acquisition, Separation, submission of an application for the Company to be declared bankrupt and Dissolution can only be carried out based on the resolution of the GMS, with the following conditions:

a.

attended by Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent at least 3/4 (three-fourths) portion of the total number shares with valid voting rights and the decision must be approved by the shareholder of Series A Dwiwarna and other shareholders and/or their legal representatives who together represent at least 3/4 (three-fourths) portion of the total number shares with voting rights present at the GMS;

b.

In the event that the quorum of attendance as referred to in letter a is not reached, then the second GMS is valid if attended by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent at least 2/3 (two thirds) portion of the total number of shares with valid voting rights and the decision must be approved by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives who together represent more than 3/4 (three fourths) portion of the total number of shares with voting rights present at the GMS;

c.

In the event that the quorum of attendance at the second GMS as referred to in letter b is not reached, the third GMS may be held provided that the third GMS is valid and entitled to make decisions if attended by the Series A Dwiwarna shareholder and other shareholders and/or their legal representatives jointly in attendance quorum and decision-making requirements set by OJK on Company's application.

7.

Those who are entitled to attend the GMS are shareholders whose names are recorded in the Company's Shareholders Register 1 (one) working day prior to the date of the GMS invitations with due observance of the laws and regulations and the Stock Exchange regulations where the Company's shares are listed.

8.

In the event of an error in the invitations as referred to in Article 23 paragraph (11) letter a of these Articles of Association, the shareholders who are entitled to attend the GMS are the shareholders whose names are recorded in the Register of Shareholders of the Company 1 (one) working day prior to the correction of the invitation to the GMS.

9.	Shareholders either alone or represented by proxy are entitled to attend the GMS, with due observance of the laws and regulations.
10.	At the meeting, each share gives the owner the right to cast 1 (one) vote.
11.	Shareholders with voting rights who attend the meeting but do not cast a vote (abstain) are deemed to have cast the same votes as the majority of the shareholders who cast votes.
12.

In voting, the votes cast by the shareholders are valid for all the shares they own and the shareholders are not entitled to give power of attorney to more than one proxy for a portion of the number of shares owned by different votes. These provisions are excluded for:

a.	Custodian Bank or Securities Company as Custodian representing its customer, namely the owner of the Company's shares.
b.	Investment Manager who represents the Mutual Fund's interests being managed.
13.

Members of the Board of Directors, members of the Board of Commissioners and employees of the Company may act as proxies at the meeting, however in voting for members of the Board of Directors, members of the Board of Commissioners and/or the employee concerned are prohibited from acting as proxies of the shareholders.

14.	Voting is conducted orally, unless the Chairperson of the Meeting determines otherwise.
15.	All decisions are made based on deliberation for consensus.
16.	In the event that a decision based on deliberation for consensus is not reached, the decision is taken based on the affirmative vote as stipulated in these Articles of Association.
17.	Decision-making through voting as referred to in paragraph (16) must be carried out by taking into account the provisions of the quorum of attendance and the quorum of decisions of the GMS.
18.	During the GMS, the Company may invite other parties related to the GMS agenda.
19.	The Company is required to provide an alternative electronic power of attorney for Shareholders to attend and vote at the GMS.

20.a.Parties who can become Authorized Persons electronically include:

1)Participant who administers sub-accounts of securities/securities owned by Shareholders;

2) Parties provided by the Company; or

3) The party appointed by the Shareholders.

b.	The Company must provide the Proxy electronically as referred to in letter a number 2 of this paragraph.

UTILIZATION OF PROFIT

Article 26

1. The use of net profit including the amount of allowance for loss reserves is decided by the Annual GMS.

2.

The Board of Directors must submit a proposal to the Annual GMS regarding the use of the net profit that has not been shared as listed in the balance sheet and the calculation of profit and loss submitted for approval at the Annual GMS, in which proposal it can be stated how much net profit that has not been shared can be set aside for reserve funds and proposals regarding the amount of dividends to shareholders, or other distributions such as bonuses for members of the Board of Directors and members of the Board of Commissioners, bonuses for employees, social fund reserves and others that may be distributed, one or another without prejudice to the right of the GMS to decide otherwise.

3.	The entire net profit after deducting the allowance for reserves as referred to in paragraph (1) of this Article is distributed to shareholders as dividends unless otherwise determined by the GMS.

4. a. Dividends are only paid in accordance with the Company's financial capacity based on the decisions taken at the Annual GMS, in which decision must also determine the time, method of payment and form of dividends with due observance of the laws and regulations in the Capital Market sector, as well as the regulations of the Stock Exchange at the place of the Company's shares recorded.

b.

In the event that there is a GMS decision related to the distribution of cash dividends, the Company is obliged to make cash dividend payments to the entitled shareholders no later than 30 (thirty) days after the announcement of the summary of the minutes of the GMS which decides the cash dividend distribution.

c.

Dividends for shares are paid to the person on whose behalf the shares are registered in the Register of Shareholders, on the date determined by the Annual GMS which decides on the distribution of dividends.

d. The payment day must be announced by the Board of Directors to the shareholders.

5.

In addition to the use of net profit as referred to in paragraph (2) of this Article, the GMS may determine the use of net profit for other distributions such as tantiem for members of the Board of Directors, Board of Commissioners and bonuses for employees.

6.	Dividends as referred to in paragraph (3) of this Article may only be distributed if the Company has positive retained earnings.
7.	The use of net income for bonuses and bonuses is carried out as long as it is not budgeted and is not taken into account as expenses in the current year.
8.	Dividends which are not taken within 5 (five) years from the date of stipulation for payment of past dividends, shall be included in the reserve fund specifically designated for that purpose.
9.

Dividends in the special reserve fund can be taken by the entitled shareholders by submitting proof of their rights to the dividends which can be received by the Board of Directors of the Company on condition that the withdrawal is not all at once and by paying the administrative fee determined by the Board of Directors.

10.	Dividends that have been included in the special reserves in paragraph (8) of this Article and are not taken within a period of 10 (ten) years will become the rights of the Company.
11.

The Company may distribute interim dividends before the end of the Company's financial year if requested by the shareholders representing at least 1/10 (one tenth) of the total number of shares issued, taking into account the projected profit and financial capability of the Company.

12.

The distribution of interim dividends is determined based on the decision of the Meeting of the Board of Directors after obtaining approval from the Board of Commissioners, taking into account paragraph (10) of this Article.

13.

In the event that after the financial year ends it turns out that the Company suffers a loss, the interim dividend that has been distributed must be returned by the shareholders to the Company. The Board of Directors and the Board of Commissioners are jointly and severally responsible for the loss of the Company, in the event that the shareholders cannot return the interim dividend in paragraph (11) of this Article.

UTILIZATION OF RESERVE FUND

Article 27

1.	The Company establishes mandatory reserves and other reserves.
2.	The provision for net income for reserves in paragraph (1) applies if the Company has positive retained earnings.
3.

The portion of the profit provided for the reserve fund is determined by the GMS with due observance of the laws and regulations. Provision of net profit for the mandatory reserve in paragraph (1) is made until the reserve reaches at least 20% (twenty percent) of the total issued and paid-up capital.

4.

The mandatory reserve in paragraph (1) of this Article which has not reached the amount as referred to in paragraph (3) can only be used to cover losses to the Company which cannot be met by other reserves.

5.

If the mandatory reserve fund in paragraph (1) of this Article has exceeded the amount of 20% (twenty percent), the GMS may decide that the excess of the reserve fund is used for the purposes of the Company.

6.	The Board of Directors must manage the reserve fund so that the reserve fund earns profit, in a manner deemed good by the Board of Directors and with due observance of the laws and regulations.
7.	The profit obtained from the reserve fund is included in the profit and loss calculation.

AMENDMENT TO THE ARTICLES OF ASSOCIATION

Article 28

1.	This amendment to the Articles of Association must take into account UUPT and/or the laws and regulations in the Capital Market sector.
2.	Amendment to these Articles of Association shall be determined by the GMS with the provisions as stated in Article 25 paragraph (5) of these Articles of Association.
3.	The agenda regarding amendments to the Articles of Association must be clearly stated in the invitation to the GMS.
4.

The provisions of these Articles of Association concerning the name, domicile of the Company, purposes and objectives, business activities, period of establishment of the Company, amount of authorized capital, reduction of issued and paid-up capital and status of a closed company becoming a public company or vice versa, must obtain approval from Minister for Legal Affairs as referred to in the UUPT.

5.

Amendments to these Articles of Association other than those concerning the matters referred to in paragraph (4) are sufficient to notify the Minister of Law by taking into account the provisions in the Company Law.

6.

The decision regarding the reduction of capital must be notified in writing to all creditors of the Company and announced by the Board of Directors in an Indonesian language daily newspaper published and or widely circulated in the domicile of the Company no later than 7 (seven) days from the date of the decision of the GMS regarding the reduction of the capital.

MERGER, CONSOLIDATION, ACQUISITION AND SPIN-OFF

Article 29

1.	Merger, Consolidation and Acquisition and Spin-Off shall be determined by the GMS with the provisions as stated in Article 25 paragraph (6) of these Articles of Association.
2.	Further provisions regarding Merger, Consolidation, Acquisition and Spin-off are as referred to in the laws and regulations, especially the laws and regulations in the Capital Market sector.

DISSOLUTION, LIQUIDATION AND

TERMINATION OF LEGAL ENTITY STATUS

Article 30

1.	The dissolution of the Company may be carried out based on the resolution of the GMS with the provisions as stated in Article 25 paragraph (6) of these Articles of Association.
2.	If the Company is dissolved based on the decision of the GMS or declared dissolved based on a court decision, the liquidator must carry out liquidation.
3.	The liquidator is responsible to the GMS or the Court that appointed him for the liquidation of the Company carried out.
4.

The liquidator is obliged to notify the Minister of Law and announce the final results of the liquidation process in the newspaper after the GMS grants settlement and release to the liquidator or after the court appoints the liquidator or after the court that appointed the liquidator accepts accountability.

5.

Provisions regarding the dissolution, liquidation and termination of the legal entity status of the Company are by taking into account the laws and regulations, in particular the laws and regulations in the Capital Market sector.

DOMICILE OF SHAREHOLDERS

Article 31

For matters concerning shareholders related to the Company, the shareholders are deemed to reside at the address as recorded in the Register of Shareholders as referred to in Article 9 of these Articles of Association.

CLOSING PROVISIONS

Article 32

Everything that is not regulated or is not sufficiently regulated in these Articles of Association shall comply with UUPT, the laws and regulations in the Capital Market sector and other laws and regulations and/or resolution adopted in the GMS, with due observance of the laws and regulations.